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                                    EXHIBIT 4

                              ILLIAMS-SONOMA, INC.
                EMPLOYEE PROFIT SHARING AND STOCK INCENTIVE PLAN

        Williams-Sonoma, Inc., a California corporation, hereby establishes this Employee Profit Sharing and Stock Incentive Plan, effective as of February 1, 1989, for the benefit of its employees who are eligible to be Participants, as hereinafter defined. This Plan shall constitute a profit sharing plan within the meaning of Code Section 401(a)(27), and is intended to invest primarily in Common Stock of Williams-Sonoma, Inc.

                                   Article I
                                  DEFINITIONS

        The following terms when used herein shall have the designated meaning, unless a different meaning is plainly required by the context or a different meaning is specifically provided. Wherever appropriate, words used in the singular may include the plural, the plural may include the singular, and the masculine may include the feminine.

        1.01 "AFFILIATE" means (i) any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company or any other Affiliate; and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

        1.02 "ANNIVERSARY DATE" means the last day of December, 1993, and the last day of December in each subsequent year.

        1.03 "AVERAGE DEFERRAL PERCENTAGE TEST" shall mean the test for comparing the Salary Deferral Contributions of Highly Compensated Employees and Non-Highly Compensated Employees set forth in Code Section 401(k)(3) and Treas. Regs. Section 1.401(k)-l(b). The Average Deferral Percentage Test shall be satisfied for any Plan Year if (i) the average of the Deferral Percentages for the Highly Compensated Employees is not more than the average of the Deferral Percentages of the Non-Highly Compensated Employees multiplied by 1.25, or (ii) the average of the Deferral Percentages for the Highly Compensated Employees exceeds the average of the Deferral Percentages for the Non-Highly Compensated Employees by not more than two (2) percentage points, and the average of the Deferral Percentages for the Highly Compensated Employees is not more than the average of the Deferral Percentages of the Non-Highly Compensated Employees multiplied by 2. Provided, however, that the Average Deferral Percentage Test shall not be satisfied based on the test set forth in clause (ii) of the preceding sentence if the Average Contribution Percentage Test is satisfied pursuant to the test set forth in clause (ii) of Section 1.04. The determination whether to apply clause (ii) of the Average Deferral Percentage Test or clause
(ii) of the Average Contribution Percentage Test shall be made for each Plan Year by the Committee.

        1.04 "AVERAGE CONTRIBUTION PERCENTAGE TEST" shall mean the test for comparing the Matching Contributions of Highly Compensated Employees and Non-Highly Compensated Employees set forth in Code Section 401(m) and Treas. Regs. Section 1.401(m)-1(b)(3). The Average Contribution Percentage Test shall be satisfied for any Plan Year if (i) the average of the Contribution Percentages for the Highly Compensated Employees is not more than the average of the Contribution Percentages of the Non-Highly Compensated Employees multiplied by 1.25, or (ii) the average of the Contribution Percentages for the Highly Compensated Employees exceeds the average of the Contribution Percentages for the Non-Highly Compensated Employees by not more than two (2) percentage points, and the average of the Contribution Percentages for the Highly Compensated Employees is not more than the average of the Contribution Percentages of the Non-Highly Compensated Employees multiplied by two (2). Provided, however, the Average Contribution Percentage Test shall not be satisfied based on the test set forth in clause (ii) of the preceding sentence if the Average Deferral Percentage Test is satisfied pursuant to the test set forth in clause (ii) of
Section 1.03. The determination

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whether to apply clause (ii) of the Average Deferral Percentage Test or clause
(ii) of the Average Contribution Percentage Test shall be made for each Plan Year by the Committee.

        1.05 "BENEFICIARY" means any person properly designated by a Participant under Article XIV herein as the person who is entitled to receive any benefits which may be payable from his account on or after his death.

        1.06 "BREAK IN SERVICE" means a twelve consecutive month period beginning on an Employee's Severance-Date during which a Participant has completed no Hours of Service.

        1.07 "CASH ACCOUNT" means the portion of a Participant Account in the Trust Fund that (i) is not invested in the Company Stock Fund, or (ii) is invested in the Company Stock Fund but has not yet been used to purchase Stock.

        1.08 "CODE" means the Internal Revenue Code of 1986, as amended.

        1.09 "COMMITTEE" means the Administrative Committee appointed and acting pursuant to the terms of Article II hereof.

        1.10 "COMPANY" means Williams-Sonoma, Inc., a California corporation, or any successor corporation by merger, consolidation, purchase, or otherwise.

        1.11 "COMPANY PROFIT SHARING CONTRIBUTION" means the contribution made by the Company pursuant to Article IV.

        1.12 "COMPENSATION" means the amount of regular, recurring compensation of an Employee, including monthly salary and hourly wages, plus overtime pay and commissions, but not including any other items of compensation, such as (i) bonuses paid at the discretion of the Company or (ii) the value of stock options granted to or exercised by an Employee during the Plan Year, and in no event including car allowances or expense reimbursements; provided that (i) for purposes of Section 7.02 and for purposes of determining which Participants are Key Employees (as defined in Section 1.23), "Compensation" means the amount of wages, within the meaning of Section 3401(a) of the Code, paid to an Employee, but determined without regard to any rules that limit the amounts included in wages based on the nature or location of employment or the nature of the services performed; (ii) for all purposes of the Plan other than Section 8.01, Compensation shall be determined prior to reduction for any Salary Deferral Contributions made on behalf of a Participant and for any amounts allocated to a cafeteria plan maintained pursuant to Code Section 125, and (iii) for all purposes of the Plan, Compensation shall not exceed $200,000, as adjusted in accordance with the provisions of Section 415(d) of the Code. The $200,000 limitation shall apply to all Compensation paid to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 by the end of the Plan Year, and shall be aggregated among such individuals in accordance with the rules set forth in Code Section 401(a)(17) and the Regulations thereunder. For the eleven-month period ended December 31, 1993, Clause (iii) of the preceding sentence shall be applied by substituting $183,333 in place of $200,000, and for all years after December 31, 1993, said Clause shall be applied by substituting $150,000 in place of $200,000.

        1.13 "CONTRIBUTION PERCENTAGE" means, for each Participant, the average, for any Plan Year, of (i) the sum of the amount of Matching Contributions, Qualified Non-Elective Contributions (pursuant to Section 6.03(2)), and recharacterized Salary Deferral Contributions (pursuant to Section 6.03(3)) to
(ii) the Plan Year Compensation of such Participant.

        1.14 "DEFERRAL PERCENTAGE" means, for each Participant, the ratio, for any Plan Year, of (i) the sum of the amount of Salary Deferral Contributions, Qualified Non-Elective Contributions (pursuant to Section 5.04(2))) and Qualified Matching Contributions (pursuant to Section 5.04(3)) to (ii) the Plan Year Compensation of such Participant.

        1.15 "DIRECTORS" means the Board of Directors of the Company.



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        1.16 "EFFECTIVE DATE" means February 1, 1989.

        1.17 "ELIGIBLE EMPLOYEE" means every Employee of a Participating Company, other than an Employee who is a Participant in or covered by any other qualified retirement benefit plan to which the Company makes contributions pursuant to a good faith collective bargaining agreement between the Company and a bargaining unit representing such covered Employee; provided that officers of the Company shall not be eligible to make Salary Deferral Contributions prior to August 1, 1990.

        1.18 "EMPLOYEE" means any person who is employed by the Company and whose compensation is subject to the withholding of income tax. "Employee" shall also include leased employees within the meaning of Code Section 414(n)(2), unless such leased employees constitute less than twenty percent of the Company's nonhighly compensated work force within the meaning of Code Section 414(n)(1)(C)(ii). For purposes of this Section, "Company" shall include any Affiliate of the Company.

        1.19 "EMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee first performs an Hour of Service for the Company or an Affiliate; provided that every Employee who was a Participant in the Plan on September 1, 1989 shall be treated as having an Employment Commencement Date of February 1, 1988. In the case of a former Participant who returns to the employ of the Company or an Affiliate after a Break in Service, "Employment Commencement Date" means the Participant's Reemployment Date.

        1.20 "ENTRY DATE" means January 1 and July 1.

        1.21 "HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee who performs service during a Determination Year and is described in one or more of the following groups:

                  (1) An Employee who is a 5% owner of the company, as defined in Code Section 416(i)(1)(iii), at any time during the Determination Year or the Look-Back Year.

                  (2) An Employee who receives Compensation in excess of $75,000 (indexed in accordance with Code Section 415(d)) during the Look-Back Year.

                  (3) An employee who receives Compensation in excess of $50,000 (indexed in accordance with Section 415(d)) during the Look-Back Year and is a member of the Top-Paid Group for the Look-Back Year.

                  (4) An employee who is an officer (within the meaning of Code
Section 416(1)) during the Look-Back Year and who receives Compensation during the Look-Back Year in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) for the calendar year within which the Look-Back Year begins, or, if no officer of the Company receives Compensation in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A), the highest paid officer.

                  (5) An Employee who is one of the one hundred (100) Employees who receives the highest Compensation from the Company during the Determination Year, and who would be described in paragraph (2), (3) or (4) above if those paragraphs were modified to substitute the Determination Year for the Look-Back Year.

               For purposes of this Section, the following rules shall apply:

                  (1) The Determination Year is the Plan Year with respect to which the determination of which Employees are Highly Compensated Employees is being made.

                  (2) The Look-Back Year is the twelve month period immediately preceding the Determination Year.

                  (3) The Top-Paid Group consists of the top 20% of Employees, ranked on the basis of Compensation received during the year. For purposes of determining the number of Employees in the Top-

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Paid Group, Employees described in Code Section 414(q)(8) and Q & A 9(b) of
Treas. Regs. 1.414(q)-1T shall not be taken into account.

                  (4) The number of officers shall not exceed 50 (or, if lesser, the greater of three Employees or 10% of the number of Employees, with such 10% calculation not taking into account any Employees who are excluded in determining the Top-Paid Group).

                  (5) Compensation shall have the meaning set forth in Code
Section 415(c)(3), and shall include any elective or salary reduction contributions made to a cafeteria plan, to a cash or deferred arrangement (including the Plan), or to a tax-sheltered annuity.

                  (6) The Company and any Affiliate shall be treated as a single employer for purposes of making the determinations required pursuant to this Section.

                  (7) Highly Compensated Employees shall also include any former Employee who separated from service of the Company prior to the Determination Year, and who was a Highly Compensated Employee for either (1) the Plan Year during which the Employee separated from service, or (2) any Determination Year ending on or after the Employee's 55th birthday. An individual who separated from service of the company prior to January 1, 1987, will be considered a Highly Compensated Employee only if such individual was a 5% owner of the Company or received Compensation in excess of $50,000 during (1) the Plan Year in which the Employee separated from service (or the year preceding such Plan
Year), or (2) any Plan Year ending on or after such Employee's 55th birthday (or the last Plan Year ending before such Employee's 55th birthday).

        1.22   "HOUR OF SERVICE" means:

                  (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or any Affiliate.

                  (2) Each hour for which an Employee is paid, or entitled to payment, on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. For this purpose Hours of Service shall not be credited to an Employee either for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation; unemployment compensation or disability insurance laws, or on account of any payment made or due an Employee solely in reimbursement of medical or medically related expenses incurred by the Employee; and

                  (3) Each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to, such hours to be credited to the period or periods to which the award or agreement pertains. If this provision results in an Employee becoming a Participant for a Plan Year that he was not otherwise a Participant under
Article III or if it results in an increase in an Employee's vested percentage applicable to a Participant Account with respect to which there has been a forfeiture under Section 11.06, the Committee shall establish equitable procedures for determining and allocating any resulting amounts to such Participant Account. Any amounts so allocated shall be included for purposes of
Section 7.01 for the Plan Year to which the allocation pertains, but shall not be included for purposes of Section 7.01 for the Plan Year in which the allocation is made.

               The calculation of the number of Hours of Service to be credited under Subsections (2) and (3) above for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Company in accordance with the rules set forth in paragraphs (b) and (c) of Regulation
Section 2530.200b-2 prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classifications.



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               Solely for purposes of determining whether there has occurred a
Break in Service, an Employee who is absent from work, whether or not paid or entitled to payment, (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child in connection with the adoption of the child by the Employee, or (iv) for purposes of caring for the child during the period following such birth or placement for adoption shall be credited with (A) the number of hours that normally would have been credited to such Employee but for such absence, or (B) if such normal work hours are not known, eight (8) Hours of Service for each normal workday during such absence. The credit provided to an Employee under this paragraph shall be reduced by each Hour of Service credited to the Employee during such absence under Subsection (1), (2), or (3) of this Section. An Employee may be credited under this paragraph with no more than 501 Hours of Service for any such absence. An Employee shall be credited with Hours of Service under this paragraph in the Plan Year during which the absence begins, unless in such Plan Year such Employee has already completed at least Five Hundred (500) Hours of Service, in which case the Employee shall be credited with Hours of Service under this paragraph only in the following Plan Year. An Employee will not be credited with Hours of Service under this paragraph unless the absence is specifically for one or more of the reasons permitted under this paragraph and the Employee so certifies to the Committee in writing.

        1.23 "KEY EMPLOYEE" means any Participant described in Section 416(i) of the Code.

        1.24 "MATCHING CONTRIBUTION" means the contributions made pursuant to
Article IV.

        1.25 "MATCHING CONTRIBUTION ACCOUNT" means the portion of a Participant's Account consisting of Matching Contributions made on behalf of the Participant pursuant to Article VI and earnings thereon.

        1.26 "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee who is not a Highly Compensated Employee.

        1.27 "NON-KEY EMPLOYEE" means each Participant who is not a Key
Employee.

        1.28 "NORMAL RETIREMENT DATE" means a Participant's sixty-fifth (65th) birthday.

        1.29 "PARTICIPANT" means an Employee who is eligible to be and becomes a Participant in the Plan pursuant to Article III.

        1.30 "PARTICIPANT ACCOUNT" means the total amounts allocated to the Participant's Salary Deferral Account, Matching Contribution Account and Profit Sharing Contribution Account. Each Participant Account shall be divided into a Stock Account and a Cash Account.

        1.31 "PARTICIPATING COMPANY" means the Company and any Affiliate which elects to become a member of this Plan, with the written consent of the Directors.

        1.32 "PERIOD OF SERVICE" means the period of time which elapses between
(i) a Participant's Employment Commencement Date (but not earlier than February 1, 1988) and (ii) the Participant's next following Severance Date, expressed in completed years and months. A Participant's Period of Service includes a Period of Severance if the Participant's Reemployment Date is within one year of the last Hour of Service credited ("service spanning rule"). In the case of a Participant who is reemployed following a Period of Severance, Period of Service includes the Participant's prior Period of Service.

        1.33 "PERIOD OF SEVERANCE" means the period of time beginning on the day after a Participant's Severance Date and ending on the day before the Participant's Reemployment Date.

        1.34 "PLAN" means the provisions herein set forth, as they may be amended from time to time.

        1.35 "PLAN YEAR" mean the eleven-month period ending December 31, 1993, and each calendar year thereafter.



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        1.36 "PLAN YEAR COMPENSATION" shall mean the amount of the Participant's
Compensation during the Plan Year, except that, in the case of a Participant who enters the Plan on any July 1, "Plan Year Compensation" shall not include the amount of the Participant's Compensation paid to the Participant prior to his Entry Date.

        1.37 "PROFIT SHARING CONTRIBUTION ACCOUNT" shall mean the portion of a Participant's Account consisting of Profit Sharing Contributions and forfeitures allocated pursuant to Section 7.01 and earnings thereon.

        1.38 "QUARTERLY VALUATION DATE" means January 31, 1990, and thereafter each January 31, April 30, July 31, and October 1.

        1.39 "REEMPLOYMENT DATE" means the date on which an Employee first performs an Hour of Service following an Employee's Severance Date.

        1.40 "SALARY DEFERRAL ACCOUNT" means the portion of a Participant's Account consisting of Salary Deferral Contributions made on behalf of the Participant pursuant to Article V and earnings thereon.

        1.41 "SALARY DEFERRAL CONTRIBUTION" means the contributions which are made by the Company pursuant to Article V, in consideration of a Participant's agreement to reduce his compensation from the Company by an amount equal to such Salary Deferral Contribution.

        1.42 "SEVERANCE DATE" means the date a Participant dies, retires, quits, or is discharged, or, if earlier, the first anniversary of the date on which an Employee is absent from work for any reason not mentioned above. Notwithstanding the above, severance will not occur for an Employee on military leave during the period in which the reemployment is guaranteed by law.

        1.43 "STOCK" means the Common Stock of the Company.

        1.44 "STOCK ACCOUNT" means that portion of a Participant Account in the Trust Fund which is invested in Stock.

        1.45 "TOP HEAVY" shall have the meaning set forth in Article XVII.

        1.46 "TRUST AGREEMENT" means the agreement described in Article IX.

        1.47 "TRUST FUND" means the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan Trust, consisting of the total of all contributions to the Plan, increased by the profits, income, refunds, and recoveries received, and decreased by losses, benefits paid and any expenses in administration of the Trust Fund not paid by the Company.

        1.48   "YEAR OF SERVICE" means as follows:

                  (1) For purposes of the participation requirement of Article III, "Year of Service" means the twelve (12) consecutive month period commencing on the date an Employee first performs an Hour of Service and during which he is credited with not less than one Thousand (1,000) Hours of Service. For purposes of the preceding sentence, a Salaried Employee shall be credited with 45 Hours of Service for each calendar week during which he performs at least one Hour of Service. Subsequent twelve (12) consecutive month periods will be the Plan Year beginning with the Plan Year that begins after the Employee's date of hire.

                  (2) For purposes of the vesting schedule contained in Article XI, "Year of Service" means a Period of Service of one year.

                  (3) For purposes of applying this Section to individuals who were employed by California Closets, a California corporation, on April 30, 1990, service with California Closets on or after May 1, 1989 shall be treated as service with the Company."



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        1.49 "HIGHLY COMPENSATED FAMILY AGGREGATION EMPLOYEE" means a Highly
Compensated Employee who is either (i) a 5% owner of the Company, or (ii) one of the ten most highly compensated Employees of the Company.

        1.50 "HIGHLY COMPENSATED FAMILY GROUP" shall mean a Highly Compensated Family Aggregation Employee, the spouse of the Highly Compensated Family Aggregation Employee, and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of the Highly Compensated Family Aggregation Employee.

                                   Article II
                            ADMINISTRATIVE COMMITTEE

        2.01 In General. This Plan shall be administered by an Administrative Committee, hereinafter referred to as the "Committee."

        2.02 Appointment of Committee Members. The committee shall consist of three (3) members. The members shall be appointed by and hold office at the pleasure of the Directors. Committee members may be Participants but need not be Employees of the Company and may serve on the Committee of any other employee benefit plan maintained by the Company. The Directors shall certify the names of the Committee members to the Trustee in writing.

        2.03 Resignation or Removal of Committee Members. Any Committee member may resign by filing written notice of his resignation with any Director, and such resignation shall be effective immediately upon acceptance by such Director. The Directors may remove any Committee member by filing written notice of removal with the Committee, and such removal shall be effective immediately upon receipt of such notice by the Committee member. Committee vacancies shall be filled promptly by the Directors. Each time a vacancy or an appointment occurs, the Directors shall provide the Trustee with written notice of such change in the Committee membership.

        2.04 Committee Acts by Majority Vote. The Committee shall act upon the affirmative vote or written consent of a majority of its members, provided, however, no member who is a Participant of this Plan shall vote on any question relating solely to himself. In the event that the Committee vote is tied, the question before the Committee shall be submitted to the Directors for a final decision.

        2.05 Compensation of Committee Members. Committee members shall not be compensated for their services and shall serve without bond unless one is required by law.

        2.06 Committee Records. The Committee shall designate a Secretary, who need not be a member of the Committee, who shall keep written minutes of the Committee's proceedings, a record of all matters of the Committee's proceedings and a record of all matters pertaining to the administration of the Plan. The Secretary, or any other member duly authorized to do so, may execute any certificate or any other written directions on behalf of the Committee. The Committee shall from time to time designate to the Trustee the names and signatures of the Secretary and other members so authorized to act on its behalf.

        2.07 Powers of the Committee. The Committee is the fiduciary under this Plan which has the authority to control and manage the operation of the Plan. As such, the Committee is the "named fiduciary" as defined in Section 402(a) of ERISA and the "plan administrator" for purposes of Section 3(16) of ERISA and
Section 414(g) of the Code. On behalf of the Participants, their Beneficiaries, and every other person interested in the Plan, the Committee shall enforce the Plan in accordance with the terms hereof and, subject to the discretion of the Directors, shall have all powers necessary for that purpose including, without limiting the generality of the foregoing, the power:

                  (1) To determine all questions relating to the eligibility of Employees to become Participants, the eligibility of Participants to receive benefit payments under the Plan and to determine Years of Service of Participants;

                  (2) To compute and certify to the Trustee the amount and kind of benefits payable to Participants or their Beneficiaries;

                  (3) To authorize disbursements by the Trustee from the Trust Fund;

                  (4) To allocate from time to time to one or more of its members and to delegate to any other persons or organizations any of its responsibilities and powers with respect to the operation and administration of the Plan;

                  (5) To employ or engage such agents and Employees, investment counsel, legal counsel and accountants, and to procure or obtain such supplies and services as the Committee may require in carrying out the provisions of this Plan;

                  (6) To make and publish such uniform and nondiscriminatory rules for administration of the Plan as are not inconsistent with the provisions of the Plan; and

                  (7) To interpret and construe the terms of the Plan, which interpretations shall be binding upon the Company, all Participants, their Beneficiaries, all retired or terminated Participants, the successors, assigns, heirs and personal representatives of all of them, and every other person directly or indirectly interested in the Plan.

        In exercising its discretion hereunder, the Committee shall act in a uniform and nondiscriminatory manner.

        2.08 Documents and Records. The Committee shall keep on file at the offices of the Company a copy of this instrument, including any amendments thereto, and all annual reports by the Trustee respecting the status of the Trust Fund, for examination by Participants or their Beneficiaries during the Company's normal business hours. The Committee shall maintain, in the name of each Participant, such records as may, in its judgment, be necessary or appropriate to reflect the rights hereunder of each Participant. The Company shall supply such information as the Committee may reasonably request in connection with the maintenance of its records in the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries, for examination during the Company's normal business hours, such records as pertain to the persons concerned.

        2.09 Expenses. All expenses of the Committee shall be paid by the Company.

        2.10 Indemnification of Committee Members. The members of the Committee are expected to be diligent in the performance of their duties, but no member shall be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by him, or on his behalf as a member of the Committee. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his membership thereon, except expenses and liabilities arising out of his own gross negligence, recklessness or willful or intentional malfeasance or misfeasance.

        2.11 Voting of Stock. The Committee shall have the sole and exclusive right to instruct the Trustee on the manner of voting the Stock held by the Trustee.

                                  Article III
                                 PARTICIPATION

        3.01 Eligibility to Participate. Every Eligible Employee who has attained age twenty-one (21) and has completed one Year of Service as of the Effective Date shall participate in the Plan as of the Effective Date. Every other Eligible Employee shall become a Participant on the Entry Date coincident with or next following the later of the date he completes one Year of Service or attains age twenty-one (21).

        3.02 Termination of Participation. Every Employee who becomes a Participant shall continue to participate in the Plan until his participation is terminated by reason of retirement, death, total disability or termination of employment. An Employee whose participation in the Plan terminates and who is later reemployed shall become a Participant on the Entry Date coincident with or next following his date of reemployment. Further, any Employee who shall have terminated his service with the Company before becoming a Participant hereunder, but after having completed one thousand (1,000) Hours of Service within an Eligibility Computation Period (as hereinafter defined), and who shall be rehired prior to the date on which he shall have incurred the greater of (i) five (5) consecutive one-Year Breaks in Service or (ii) the number of One-

        Year Breaks in Service equal to the number of Eligibility Computation Periods during which the Employee shall have completed any service with the Company prior to such series of Breaks in Service shall be credited with his pre-Break service for purposes of this Article III.

        3.03 No Interruption of Participation in Certain Cases. Participation in the Plan shall not be deemed to have been interrupted in the case of jury duty, a leave of absence approved by the Company in accordance with rules uniformly applied to all Employees for a period of not more than one (1) year or for military service, provided that in the case of leave of absence for military service, the Employee returns to the employ of the Company within ninety (90) days of his release from military service.

                                   Article IV
                      COMPANY PROFIT SHARING CONTRIBUTIONS

        4.01 Company Contributions. The Company shall make Company Profit Sharing Contributions in amounts to be fixed by resolution adopted at the discretion of the Directors. If the Directors determine to make a contribution for any Plan Year, such contribution shall be made in an amount equal to a stated percentage of the Plan Year Compensation of each Participant who is a member of the Allocation Group (as defined in Section 7.03), with such percentage to be determined at the discretion of the Directors. For the initial Plan Year, the amount of the contribution made on behalf of each Participant shall be a percentage of the Participant's Compensation from the Effective Date through January 31, 1990, to be determined as follows:

               (i) With respect to each Participant whose Compensation for the twelve-month period ending January 31, 1990 does not exceed $20,000: 4.5% of the Participant's Compensation for the period from September 1, 1989 through January 31, 1990.

               (ii) With respect to each Participant whose Compensation for the twelve-month period ending January 31, 1990 is greater than $20,000 but not greater than $30,000: 3.4% of the Participant's Compensation for the period from September 1, 1989 through January 31, 1990.

               (iii) With respect to each Participant whose Compensation for the twelve-month period ending January 31, 1990 is greater than $30,000: 2.27% of the Participant's Compensation for the period from September 1, 1989 through January 31, 1990.

        Contributions for subsequent Plan Years shall be determined by the Directors as percentages of the Plan Year Compensation for the Plan Year of each Participant, with separate contribution percentages for (i) Participants whose Compensation for the Plan Year does not exceed $20,000; (ii) Participants whose Compensation for the Plan Year is greater than $20,000 but not greater than $30,000; and (iii) Participants whose Compensation for the Plan Year is greater than $30,000; provided however, that in no event will the percentage used for Participants in category (ii) exceed the percentage used for Participants in category (i) nor will the percentage used for Participants in category (iii) exceed the percentage used for Participants in category (ii). Nothing herein shall preclude the Directors, in future Plan Years, from having the discretion, at any time, to alter the Compensation amounts set forth above for purposes of determining the amount of the contribution allocable to each Participant.

        4.02 Form of Contribution. Any contributions made pursuant to this Plan shall be made in cash or in Stock, in the discretion of the Company (but subject to the provisions of Section 9.05). The portion of the contribution that is made in Stock shall be allocated, in shares and fractional shares, to the Participants' Stock Accounts, and the portion of the contribution that is made in cash shall be allocated to the Participants' Cash Accounts.

        4.03 Time for Making Company Profit Sharing Contributions. Company Profit Sharing Contributions shall be made for each Plan Year within such time limits as may be prescribed under applicable state or federal laws for the deduction thereof. The Company may, in its discretion, make advance payments of its Company Profit Sharing Contribution at any time during the year.

        4.04 Return of Company Contributions. If any contribution by the Company is made by reason of a mistake of fact, the Company may direct the return of such contribution to it within one year after the payment of the contribution. Each contribution by a Participating Company is conditioned upon the initial qualification of the Plan under Code Section 401(a) and the deductibility of such contribution under Code Section 404. In the event the deduction for any contribution is disallowed by the Internal Revenue Service, the Company may direct the return to it of any contribution (to the extent disallowed) within one year after the final determination of disallowance. In the event of a final determination that the Plan is not initially qualified under Section 401(a) of the Code, any contribution made conditioned on such initial qualification of the Plan may be returned to the Company, but not later than one year after the date of such final determination, and only if an application for qualification of the Plan was filed with the Internal Revenue Service within the time limits prescribed by law for filing the Company's tax return for the taxable year in which the Plan was adopted (or such later date as may be prescribed by law).

        4.05 Qualified Non-elective Contributions. In the event the Company, within its discretion, determines that it is necessary in order to satisfy the Average Deferral Percentage Test or the Average Contribution Percentage Test, the Company may contribute to the Plan, pursuant to the provisions of Section 5.04(2) or 6.03(2), as the case may be, amounts ("Qualified Non-elective Contributions") to be allocated to the accounts of Participants who are not Highly Compensated Employees, to the extent set forth in Section 5.04(2) or 6.03(2), as the case may be. Any Qualified Non-elective Contributions shall be contributed subject to the terms of Section 5.04 or 6.03, as the case may be.

                                   Article V
                         SALARY DEFERRAL CONTRIBUTIONS

        5.01 Amount of Salary Deferral Contributions. Commencing as of September 1, 1989, a Participant may elect to make Salary Deferral Contributions of an amount not less than one percent (1%) and not greater than ten percent (10%) of his Plan Year Compensation (provided that, for all Plan Years beginning on or after February 1, 1990, such amount must be a whole percentage of Compensation), provided that a Participant's Salary Deferral Contributions made in any calendar year may not exceed $7,000, as adjusted for cost of living increases pursuant to Code Section 402(g)(5). All Salary Deferral Contributions shall be 100% vested and nonforfeitable at all times. A Participant shall make his initial salary deferral percentage upon enrolling in the Plan and, subject to the foregoing, may change his deferral election as of any January or July 1 by providing to the Committee at least ten (10) days' advance written notice.

        A Participant may elect to suspend making Salary Deferral Contributions at any time by providing to the Committee at least ten (10) days advance written notice. A Participant who elects to suspend making Salary Deferral Contributions shall be ineligible to resume making Salary Deferral Contributions until the next succeeding Entry Date.

        5.02 Payment of Salary Deferral Contributions to the Trust. Salary Deferral Contributions shall be made through Participant payroll deductions, and the Company shall make Salary Deferral Contributions to the Trust in an amount equal to the salary deferrals as soon as practicable following the date of deduction, but in no event later than 30 days after the date the amount is withheld from the Participant's Compensation. Salary Deferral Contributions shall be credited to each Participant's Salary Deferral Account as of the date such amounts are paid to the Trust.

        5.03 Limitation on Amount of Salary Deferral Contributions. Salary Deferral Contributions shall be limited to amounts which are deductible pursuant to Code Section 404(a), and shall be considered Company contributions for purposes of applying the limitations of Section 8.01.

        5.04 Plan Must Satisfy Average Deferral Percentage Test. The Company may at any time reduce or suspend the amount of Salary Deferral Contributions that may be made by a Participant, if the Committee determines, in its sole discretion, that such reduction or suspension is necessary to meet any requirement of Code Section 401(k). In addition, in the event that, in any Plan Year, the amount of Salary Deferral Contributions made to the Plan on behalf of Participants who are Highly Compensated Employees exceeds the amounts permitted under the Average Deferral Percentage Test, the Committee shall, in its sole discretion, take one or more of the following actions:

                  (1) Distribute to each Participant who is a Highly Compensated Employee, not later than twelve (12) months following the end of the Plan Year in which such Salary Deferral Contributions were made, Salary Deferral Contributions (together with earnings thereon, determined in the manner set forth in Treas. Regs. 1.401(k)-1(f)(4)(ii)), to the extent necessary to allow the Plan to satisfy the Average Deferral Percentage Test;

                  (2) Contribute to the Plan, pursuant to Section 4.05, to be allocated among the accounts of Participants who are not Highly Compensated Employees, such additional amounts ("Qualified Non-elective Contributions") as may be required to enable the Plan to satisfy the Average Deferral Percentage Test; or

                  (3) Recharacterize Matching Contributions made to the Plan pursuant to Article VI hereof as Salary Reduction Contributions ("Qualified Matching Contributions"), in such amounts as may be required to enable the Plan to satisfy the Average Deferral Percentage Test.

        Any amounts treated as Salary Deferral Contributions pursuant to subparagraphs (2) and (3) above shall be treated for all purposes of the Plan in the same manner as if they had been contributed as Salary Deferral Contributions by the Participant to whose account such contributions are allocated, irrespective of whether such amounts are actually taken into account as Salary Deferral Contributions for purposes of the Average Deferral Percentage Test.

        The amount distributed to a Highly Compensated Employee pursuant to subparagraph (1) above ("Excess Contributions") will be determined by first reducing the Salary Deferral Contributions of the Highly Compensated Employee with the highest Deferral Percentage to the extent necessary to cause the Deferral Percentage of such Highly Compensated Employee to equal the Deferral Percentage of the Highly Compensated Employee with the next highest Deferral Percentage (or, if it would result in a lesser reduction, the amount necessary to satisfy the Actual Deferral Percentage Test), and then repeating this process to the extent required until the Average Deferral Percentage Test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee equals the total of Salary Deferral Contributions and other contributions taken into account with regard to such Highly Compensated Employee for purposes of the Average Deferral Percentage Test, less the product of the Employee's Deferral Percentage (calculated after taking into account the reductions described above), multiplied by the Employee's Compensation. In the case of a Highly Compensated Employee who is a member of a Highly Compensated Family Group, the amount of Excess Contributions shall be determined by reducing the Deferral Percentage of the entire Highly Compensated Family Group in accordance with the foregoing procedures, and then allocating such Excess Contributions among all members of the Highly Compensated Family Group in proportion to the Salary Deferral Contributions made by each member of the Highly Compensated Family Group.

        Any Excess Contributions to be distributed pursuant to this Section shall be reduced by any Excess Deferrals previously distributed for the taxable year ending in the same Plan Year.

        The Company may contribute Qualified Non-Elective Contributions pursuant to subparagraph (2) or recharacterize Matching Contributions as Salary Deferral Contributions pursuant to subparagraph (3) only to the extent such Qualified Non-Elective Contributions or recharacterized Matching Contributions satisfy the conditions set forth in Treas. Regs. 1.401(k)-1(b)(5).

        5.05 Plan May Not Permit Excess Deferrals. In the event that the Committee determines that a Participant's Salary Deferral Contributions for any calendar year constitute "excess deferrals" (within the meaning of Code Section 402(g)(2)), the Company shall, in order to eliminate such excess deferrals, distribute to the Participant not later than April 15 following the end of the calendar year in which such excess deferrals occurred, an amount that, together with earnings thereon (determined in the amount set forth in Treas. Regs. 1.402(g)-1(d)(5)), shall be required in order to eliminate such excess deferrals.

        5.06 Limitation on Salary Deferral Contributions if Plan is Top-Heavy. For each Plan Year in which the Plan is Top Heavy, Salary Deferral Contributions made on behalf of any Key Employee, when expressed as a percentage of Plan Year Compensation, may not exceed the percentage, for any Non-Key Employee, of Company Contributions as a percentage of Plan Year Compensation, unless the Account of each Participant who is a Non-Key Employee in this Plan or in any other defined contribution plan maintained by the Company is credited with contributions (other than Salary Deferral Contributions and Matching Contributions) and forfeitures of at least three percent (3%) of such Participant's Plan Year Compensation. The Company may, in its sole discretion, make contributions to the Plan, to be allocated among Participants in accordance with the instructions of the Committee, to ensure that the amount allocated to the account of each Non-Key Employee equals at least the lesser of (i) three percent (3%) of such Participant's Plan Year Compensation or (ii) the highest amount, expressed as a percentage of Plan Year Compensation, allocated to the account of any Key Employee.

        5.07 Records. The Committee shall maintain permanent records demonstrating the application for each Plan Year of the Average Deferral Percentage Test and the Average Contribution Percentage Test.

                                   Article VI
                             MATCHING CONTRIBUTIONS

        6.01 Amount of Matching Contributions. The Company shall make Matching Contributions to the Trust. As of each Quarterly Valuation Date, the Company shall contribute to the Matching Contribution Account of each Participant an amount equal to fifty percent (50%) of the Salary Deferral Contribution made by such Participant to the extent that such Salary Deferral Contribution does not exceed 6% of such Participant's compensation; provided, however, that the matching percentage level may be altered for any year by a resolution of the Board of Directors adopted prior to the first date of such year, and provided, further, that Salary Deferral Contributions shall not be taken into account to the extent that they are not allocated to the Company Stock Account pursuant to
Section 9.01.

        6.02 Forfeitures. As of each Quarterly Valuation Date, all forfeitures occurring since the preceding Quarterly Valuation Date from the Matching Contribution Accounts of terminated Participants shall be used to reduce the Company's Matching Contribution.

        6.03 Plan Must Satisfy Average Contribution Percentage Test. The Company may at any time reduce or suspend the amount of Matching Contributions that may be made on behalf of a Highly Compensated Employee, if the Committee determines, in its sole discretion, that such reduction or suspension is necessary to meet the Average Contribution Percentage Test. In addition, in the event that, in any Plan Year, the amount of Matching Contributions made to the Plan on behalf of Participants who are Highly Compensated Employees exceeds the amounts permitted under the Average Contribution Percentage Test, the Committee shall, in its sole discretion, take one of the following actions:

                  (1) Distribute to each Participant who is a Highly Compensated Employee, not later than twelve (12) months following the end of the Plan Year in which such Matching contributions were made, or, to the extent such amounts are forfeitable, forfeit an amount of Matching Contributions (together with earnings thereon, determined in the manner set forth in Treas. Regs. 1.401(m)-1(e)(3)(iii)), determined on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee, to the extent necessary to allow the Plan to satisfy the Average Contribution Percentage Test;

                  (2) Contribute to the Plan, to be allocated among the accounts of Participants who are not Highly Compensated Employees, such additional amounts ("Qualified Non-elective Contributions") as may be required to enable the Plan to satisfy the Average Contribution Percentage Test; or

                  (3) Recharacterize Salary Deferral Contributions made to the Plan pursuant to Article V hereof as Matching Contributions in such amounts as may be required to enable the Plan to satisfy the Average Contribution Percentage Test, but only to the extent that doing so does not cause the Plan to fail to satisfy the Average Deferral Percentage Test. The amount distributed to a Highly Compensated Employee pursuant to subparagraph (1) above ("Excess Aggregate Contributions") will be determined by first reducing the Matching Contributions of the Highly Compensated Employee with the highest Contribution Percentage to the extent necessary to cause the Contribution Percentage of such Highly Compensated Employee to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage (or, if it would result in a lesser reduction, the amount necessary to satisfy the Average Contribution Percentage Test), and then repeating this process to the extent required until the Average Contribution Percentage Test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee equals the total of Matching Contributions and other contributions taken into account with regard to such Highly Compensated Employee for purposes of the Average Contribution Percentage Test, less the product of the Employee's Contribution Percentage (calculated after taking into account the reductions described above), multiplied by the Employee's Compensation. In the case of a Highly Compensated Employee who is a member of a Highly Compensated Family Group, the amount of Excess Aggregate Contributions shall be determined by reducing the Contribution Percentage of the entire Highly Compensated Family Group in accordance with the foregoing procedures, and then allocating such Excess Aggregate Contributions among all members of the Highly Compensated Family Group in proportion to the Matching Contributions and other contributions taken into account for purposes of the Average Contribution Percentage Test made by each member of the Highly Compensated Family Group.

        Any amounts treated as Matching Contributions pursuant to subparagraph
(2) above shall be treated for all purposes of the Plan as if they had been contributed as Salary Deferral Contributions by the Participant to whose account such contributions are allocated (including without limitation the vesting and distribution restrictions of the Plan applicable to Salary Deferral Contributions), irrespective of whether such amounts are actually taken into account as Matching Contributions for purposes of the Average Contribution Percentage Test.

        The Company may contribute Qualified Non-Elective Contributions pursuant to subparagraph (2) or recharacterize Salary Deferral Contributions as Matching Contributions pursuant to subparagraph (3) only to the extent such Qualified Non-Elective Contributions or recharacterized Salary Deferral Contributions satisfy the conditions set forth in Treas.
Regs. 1.401(m)-1(b)(5).

                                  Article VII
                     ALLOCATIONS OF COMPANY PROFIT SHARING
                         CONTRIBUTIONS AND FORFEITURES

        7.01 Method of Allocation. For each Plan Year, Company Profit Sharing Contributions shall be allocated to the Profit Sharing Contribution Accounts of those Participants who, as of the Anniversary Date for the Plan Year then ending, qualify as members of the Allocation Group defined in Section 7.03. Company Profit Sharing Contributions shall be allocated to the Profit Sharing Contribution Accounts so that each Participant receives the amount contributed on his behalf pursuant to Section 4.01. Forfeitures derived from Company contributions shall be used to reduce the Company's Matching Contribution, for the Plan Year in which such forfeitures shall have occurred; and to the extent that such forfeitures shall exceed the amount of Matching Contribution not otherwise provided for, such forfeitures shall be used to reduce the Matching Contribution for the subsequent Plan Year.

        7.02 Minimum Allocation if Plan is Top Heavy. Notwithstanding Section 7.01, for any Plan Year in which the Plan is Top Heavy, the amount (excluding Salary Deferral Contributions) allocated to the Participant Account of each Participant who (1) is a member of the Allocation Group and (2) is a Non-Key Employee, shall be not less than three percent (3%) of such Participant's Plan Year Compensation, unless the Allocation Fund for such Plan Year is less than three percent (3%) of the Plan Year Compensation of all members of the Allocation Group, in which event the amount allocated to the Participant Account of each Participant who is not a Key Employee, when expressed as a percentage of Plan Year Compensation, shall be not less than the highest amount, when expressed as a percentage of Plan Year Compensation, allocated to the

Participant Account of a Key Employee for such Plan Year. For purposes of the preceding sentence, Salary Deferral Contributions made to the Participant Accounts of Key Employees shall be included as allocations to the Participant Accounts of Key Employees.

        7.03 The Profit Sharing Allocation Group. The Profit Sharing Allocation Group for each Plan Year shall consist of (1) each Participant who is employed by the Company as of the Anniversary Date for the Plan Year then ending, and (2) each Participant whose employment with the Company terminated during the Plan Year then ending by reason of disability, death, or retirement on or after his Normal Retirement Date.

        7.04 Limitation on Participants' Interest in Plan. The amount allocated to a Participant's account shall not vest in him any right, title, or interest in or to any assets of the Trust Fund except at the times and upon the terms and conditions expressly set forth in this instrument.

        7.05 Time of Allocation. The Allocation Fund for each Plan Year shall be allocated only as herein set forth, and until any such amounts contributed to the Plan are allocated they shall be held in a suspense account of the Trust Fund.

                                  Article VIII
                           LIMIT ON ANNUAL ADDITIONS

        8.01 In General. Notwithstanding any provisions of this Plan, the maximum annual addition to a Participant's account shall in no event exceed the lesser of (1) $30,000 (or such larger amount, equal to 1/4 of the amount set forth in Code Section 415(b)(1)(A), as adjusted for increases in the cost of living in accordance with regulations issued by the Secretary of the Treasury under the authority granted by Section 415(d) of the Code), or (2) twenty-five percent (25%) of the Participant's annual compensation.

        For purposes of this Section, Compensation shall not include amounts which are contributed to a retirement plan, deferred compensation plan, or other plan and which are not included as taxable income for such year, or amounts which are not deemed to be income for current services rendered, such as amounts realized from the sale, exercise, or exchange of Company stock or stock options.

        For the period ending December 31, 1993, the provisions of this Article VIII shall be applied by adjusting the sum of $30,000, referred to in the first sentence of this Section 8.01, to a sum equal to eleven-twelfths (11/12) thereof or $27,500.

        8.02 Application of Limitations to Participants in Other Plans Maintained by the Company. The limitation contained in Section 8.01 above with respect to any Participant who at any time has been or is a Participant in any other defined contribution plan (as defined in Section 414(i) of the Code) maintained by the Company shall apply as if the total benefits payable under all defined contribution plans in which the Participant has been a Participant are payable from one plan.

        8.03 Participants in Defined Benefit Pension Plans Maintained by the Company. If a Participant in this Plan is also a Participant in a defined benefit plan (as defined in Section 414(j) of the Code) to which contributions are made by the Company, then in addition to the limitation contained in Section 8.01, such Participant shall be subject to the limitation set forth in Section 415(e) of the Code.

        8.04 Limitation of Allocations. In the event it is necessary to limit the annual addition to the Account of a Participant, the following amounts shall be repaid in the following order:

                  (1) Profit Sharing forfeitures allocated to the Participant's Account shall be reallocated among the other Plan Participants in the manner provided in Section 7.01.

                  (2) The amount by which the Company contribution exceeds the amount of such contribution that can be allocated to Participants' Accounts shall be maintained in a suspense account of the Trust and shall be added to the Allocation Fund in the next succeeding Plan Year. No gain or loss of the Trust Fund shall be allocated to such suspense account.

                                   Article IX
                                TRUST AGREEMENT

        9.01 Trust Agreement. The Company shall make its contributions to this Plan in Trust for the benefit of Plan Participants, under a Trust Agreement by this reference made a part hereof. Such Trust Agreement is an integral part of the Plan, and all references herein to the Plan include reference to the Trust Agreement. The Trust Agreement may from time to time be amended in the manner therein provided.

        9.02 Removal of Trustee. The Company may at any time remove the existing Trustee and appoint a successor Trustee, and direct the existing Trustee to transfer all or part of the Trust Fund to the successor Trustee.

        9.03 Conflict with Trust Agreement. In the event of any conflict between the provisions of this Plan and the provisions of the Trust Agreement regarding the duties and obligations of the Trustee, the Trust Agreement shall control.

        9.04 Investment Funds. The Trustee shall maintain in the Trust Fund the following Investment Funds for the purpose of allowing Participants to choose between basic investment strategies:

                  (1) A "Money Market Fund" which is designed to generate a high level of current income consistent with the preservation of capital and a high degree of liquidity;

                  (2) A "Balanced Fund" containing both fixed income and equity securities, which seeks to achieve both capital growth and income; and

                  (3) A "Company Stock Fund" which will invest exclusively in the common stock of the Company.

        Amounts allocated by a Participant to the Money Market Fund and the Balanced Fund shall be treated under the Plan as allocated to the Participant's Cash Account. Amounts allocated by a Participant to the Company Stock Fund shall be treated under the Plan as allocated to the Participant's Stock Account.

        9.05 Participant Direction of Investments. Each Participant shall direct the Committee as to the allocation of the portion of his Account attributable to Salary Deferral Contributions made on or after February 1, 1992 ("Post-91 Salary Deferrals") among the Investment Funds. Each Participant may elect to have all of his Account attributable to Post-91 Salary Deferrals invested in a single Investment Fund or in any combination of Investment Funds in ten percent (10%) increments. The Committee shall promptly transmit such investment directions to the Trustee in a form acceptable to the Trustee. Each Participant who is a Participant as of February 1, 1992 shall make an initial election as to the allocation of his Post-91 Salary Deferrals among Investment Funds on or before January 24, 1992, and each Participant who enters the Plan after February 1, 1992 shall make an initial election as to the allocation of his Account among Investment Funds at the time he enrolls in the Plan. A Participant may change his election as of any February 1 or August 1 by giving the Committee at least fifteen (15) days' advance written notice in accordance with procedures established by the Committee. A Participant's election to change his allocation among Investment Funds must specify whether such change shall apply only to Salary Deferral Contributions made after the effective date of such change ("Future Contributions") or to all Post-91 Salary Deferrals; provided that a Participant may not elect to change his allocation among the Investment Funds in a manner that reduces the percentage of his Post-91 Salary Deferrals allocated to the Company Stock Account unless such reduction in the allocation to the Company Stock Account applies only to Future Contributions. If the Committee has not received a valid investment election for any Participant, his Account shall be invested entirely in the Company Stock Fund.

                                   Article X
                          ADJUSTMENT FOR REVALUATIONS

        10.01 Quarterly Valuation of Trust. For the purpose of reflecting the effect of any valuation of the Trust Fund, the Cash Accounts and Stock Accounts of all Participants and former Participants shall be adjusted as of each Quarterly Valuation Date (which shall be the valuation date of the Trust) to reflect the effect of increases or decreases of the fair market value of the Trust Fund, dividends, interest, other income or profit received, losses, expenses, if any, and of all other transactions involving the Trust Fund since the last preceding Quarterly Valuation Date. The Committee may also direct the Trustee to value the Trust Fund as of any date in addition to the Quarterly Valuation Date.

        10.02 Method of Adjusting Participants' Cash Accounts. Following the valuation described in Section 7.01, the value of each Participant's Cash Account shall be adjusted by debiting or crediting each Cash Account with that portion of the net increase or net decrease in value of the Cash Accounts in the Trust Fund which the value of such Cash Account bears to the total value of all the Cash Accounts immediately before giving effect to said adjustment; provided, however, that (i) for purposes of this Section 10.02, Cash Accounts shall not be deemed to include any amounts allocated to an Investment Fund (other than the Company Stock Fund) pursuant to Section 9.05; and (ii) in accordance with procedures to be adopted in the discretion of the Committee, the manner in which such net increase or decrease in the value of the Cash Accounts is allocated may also include reasonable adjustments that are designed to effect the time-weighting of earnings, in order to take account of differences in the rate at which Participants' Cash Accounts change during the valuation period, resulting from such occurrences as distributions from a Participant's Cash Account pursuant to Sections 11.07 or 13.01 or suspension of contributions pursuant to Section 5.01.

        10.03 Allocation of Dividends. Cash dividends received on Stock shall be credited to Participants' Cash Accounts in proportion to the number of shares held in the Participants' Stock Accounts as of the record date for payment of the dividend. Stock dividends received on Stock shall be credited to Participants' Stock Accounts in proportion to the shares of Stock held therein as of the record date for payment of the dividend.

        If Stock is acquired with cash contributed by a Participating Company or received as dividends, such Stock shall be allocated, as of the next succeeding Quarterly Valuation Date, in whole and fractional shares to Participants' Stock Accounts in proportion to the Participants' Cash Accounts (determined without regard to the portion of a Participant's Cash Account that is allocated pursuant to Section 9.05 to an Investment Fund other than the Company Stock Fund); provided that such Stock shall be deemed allocated to the Participants' Stock Accounts immediately upon purchase for purposes of determining the allocation of any cash dividends paid on such Stock pursuant to the first paragraph of this Section.

        10.04 Valuation of Participants' Accounts. The value of a Participant Account on any specific date shall be deemed to be the same as the value of such Participant Account on the Quarterly Valuation Date immediately preceding or coincident with such specific date, increased by any contributions made to such Participant Account since such Quarterly Valuation Date and reduced by any amounts paid from the Participant Account as benefits since such Quarterly Valuation Date.

        10.05 Revaluation of Investment Funds. For the purpose of reflecting the effect of any valuation of the Investment Funds, the accounts of all Participants and former Participants attributable to Post-91 Salary Deferrals ("Participant Post-91 401(k) Account") (except those who have become Participants as of the date of said valuation) in each Investment Fund in the Trust Fund shall be adjusted to reflect the effect of increases or decreases of the fair market value of the Investment Fund, including dividends, interest, or other income or profit received, losses, expenses, if any, and of all other transactions involving the Investment Fund as of each Quarterly Valuation Date. Such adjustment shall be made by debiting or crediting each Account with that portion of the net increase or net decrease in value of the Investment Fund which the value of each Participant's Post-91 401(k) Account in such Investment Fund (as adjusted pursuant to this Section) bears to the total value of all the Participants' Post-91 401(k) Accounts in such Investment Fund (as adjusted pursuant to this Section) immediately before giving effect to said adjustment. For purposes of the calculation described in the preceding sentence, the Committee shall develop an equitable method designed to adjust the value of each Participant's Post-91 401(k) Account in an Investment Fund to reflect any Salary Deferral Contributions made to the Participant's Post-91 401(k) Account in such Investment Fund and any distributions made from the Participant's 401(k) Account in such Investment Fund since the immediately preceding Quarterly Valuation Date.

                                   Article XI
                                    BENEFITS

        11.01 Retirement Benefit. A Participant who retires on his Normal Retirement Date shall be 100% vested in his Participant Account and shall be entitled to receive the full balance credited to his Participant Account. A Participant's retirement benefit shall be paid in the manner set forth in
Article XII.

        11.02 Deferred Retirement Benefit. A Participant who continues in the Company's employ after his Normal Retirement Date shall continue to participate in the Plan until the Participant actually retires. Upon such deferred retirement, the Participant shall be 100% vested in his Participant Account and shall be entitled to receive the full balance credited to his Participant Account. A Participant's deferred retirement benefit shall be paid in the manner set forth in Article XII.

        11.03 Death Benefit. Upon the death of a Participant prior to his retirement, the Participant's Account shall become 100% vested and his Beneficiary or Beneficiaries, determined as provided in Article XIV , shall be entitled to receive as a death benefit the full balance credited to such Participant Account. Payment of the death benefit shall be made in the manner provided in Article XII.

        11.04 Disability Benefit. When the Committee deems a Participant is disabled he shall be 100% vested in his Participant Account and shall be entitled to receive as a disability benefit the full balance credited to his Participant Account. The Committee shall determine whether a Participant is disabled based upon whether the Participant has qualified for receipt of disability payments under the Federal Social Security Act. The disability benefit shall be paid in the manner provided in Article XII.

        11.05 Leave of Absence. If a Participant does not return to the Company's employ within thirty (30) days after the expiration of a leave of absence, or if the Participant fails to remain in the Company's employ for more than thirty (30) days after returning from a leave of absence, then his participation in the Plan shall terminate as of the expiration of his leave of absence and the termination benefit he shall be entitled to receive under
Article XII hereof shall be determined under Section 11.06.

        11.06 Termination Benefit. Upon the termination of employment of a Participant for any reason other than the reasons set forth in Sections 11.01 through 11.05 above, he shall cease to be a Participant in this Plan, and he shall be entitled to receive, in the manner set forth in Article XII hereof, the full value of his Salary Deferral Account, plus that portion of his Matching Contribution Account and Profit Sharing Contribution Account that is determined in accordance with his number of Years of Service as follows:

               Years of Service

               Vested Percentage

               Less than Two Years
                    0%

               Two Years
                    20%

               Three Years
                      40%

               Four Years
                    60%

               Five Years
                    80%

               Six Years
                    100%

        11.07 Distribution Following Attainment of Age 59. Upon the written request of a Participant, made at least thirty (30) days in advance, the Participant shall, at any time following attainment of age 59, be entitled to receive a distribution of all or any portion of his Participant Account, even though such Participant's employment has not terminated. A distribution pursuant to this Section shall not affect the right of the Participant to continue to participate in the Plan.

        11.08 Forfeiture of Nonvested Portion of Account Balance. When a Participant has five consecutive one-year Breaks in Service, or, if earlier, when a Participant receives a distribution of the full amount of his vested account balance pursuant to Section 12.02, that portion of the Participant's Matching Contribution Account and Profit Sharing Contribution Account which is not vested shall be allocated as a forfeiture in the manner provided in Sections
6.01 and 7.01, respectively; provided, however, that if such Participant resumes employment with the Company prior to incurring five (5) consecutive one-year Breaks in Service, there shall be allocated to the Participant's Matching contribution Account and Profit Sharing Contribution Account, as of the Anniversary Date for the Plan Year during which the Participant resumes employment, from the Company Profit Sharing Contribution for such Plan Year, an amount equal to the amount of such Participant's Accounts previously reallocated as a forfeiture. A Participant who terminates employment with the Company at a time when the Participant's Salary Deferral Account is zero and the vested percentage of the Participant's Matching Contribution Account and Profit Sharing Contribution Account is zero shall be treated as having received a complete distribution of his Participant Account.

        11.09 Vesting in Participant's Account Where Participant Resumes Employment Following a Distribution. If a Participant receives a distribution of benefits prior to becoming one hundred percent (100%) vested and prior to incurring five (5) consecutive one-year Breaks in Service, the vested portion of such Participant's Matching Contribution Account and Profit Sharing Contribution Account at any relevant time shall be equal to an amount ("X") determined by the formula: X=P[AB+(RxD)]-(RxD). For purposes of applying the formula: P is the Participant's vested percentage in his Matching Contribution Account and Profit Sharing Contribution Account at the relevant time; AB is the balance in such Accounts at the relevant time; D is the amount of the benefit distributed to the Participant from such Accounts; and R is the ratio of his balance in such Accounts at the relevant time to his balance in such Accounts immediately after the distribution of his benefit.

        11.10 Crediting of Service if Participant Resumes Participation Following Five One-Year Breaks in Service. If a Participant receives a distribution of benefits under Section 12.01 upon his termination of employment for reasons other than death, disability, or retirement and such Participant's employment resumes after five (5) consecutive one-year Breaks in Service, then Years of Service after such Breaks in Service shall not be taken into account for purposes of determining the vested portion of such Participant's Matching Contribution Account and Profit Sharing Contribution Account made prior to such Break in Service. For purposes of determining the vested portion of a Participant's Matching Contribution Account and Profit Sharing Contribution Account after he resumes employment following five (5) consecutive one-year Breaks in Service, such Participant's Years of Service shall include his Years of Service prior to such Breaks in Service; provided, however, that if such Participant had not acquired a vested interest in his Matching Contribution Account and Profit Sharing Contribution Account prior to incurring five consecutive one-year Breaks in Service, then such Participant's Years of Service shall not include his Years of Service prior to the Breaks in Service.

        11.11 Reallocation of Lost Participant's Account. If all or a portion of a Participant's Account becomes payable under Article XII and the Committee, after a reasonable search, cannot locate the Participant (or his Beneficiary, if such Beneficiary is entitled to payment), the vested Account shall be reallocated in accordance with Sections 6.01 or 7.01 on the day the Participant incurs a Break in Service, or such later date as the Committee may decide. If the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee shall cause the vested Account, equal to the amount which was reallocated under this Section, to be restored through an additional Company contribution.

                                   Article XII
                              PAYMENT OF BENEFITS

        12.01 In General. The benefits for each Participant shall be paid in a single lump sum. Each Participant or Beneficiary entitled to receive a distribution shall elect, on or before the first Quarterly Valuation Date following the event which entitles the Participant to receive a distribution of his Account, to receive his entire distribution in Stock or in cash; provided however that if the Participant or Beneficiary elects to defer receipt of the distribution pursuant to this Article, the election to receive a distribution in Stock or in cash shall be made not later than the Quarterly Valuation Date immediately preceding the date on which the distribution is to be made. If the Participant's Account is to be distributed in Stock, the vested portion of the Participant's Cash Account shall be invested, as of such Quarterly Valuation Date, in shares of Stock (to the nearest whole share), which Stock, together with Stock allocated to the Participant's Stock Account, shall be distributed to the Participant (or Beneficiary) pursuant to Section ___. The balance of the Participant's Cash Account (if any) will be distributed in cash. If the Participant's Account is to be distributed in cash, the Participant (or Beneficiary) shall be entitled to receive the vested portion of the Participant's Cash Account, together with the value of the Participant's Stock Account, determined as of such Quarterly Valuation Date. Absent an election by the Participant or Beneficiary, distribution shall be made in the form of cash.

        12.02 Time for Payment of Distribution. When a Participant becomes entitled to receive a distribution pursuant to Article XI, the vested interest of his Participant Account shall be distributed to him in a lump sum, as soon as practicable subsequent to the next succeeding Quarterly Valuation Date, provided that a distribution of an amount in excess of $3,500 may be made to a Participant prior to his Normal Retirement Date only with the written consent of the Participant. The Participant's failure to elect an immediate distribution shall be deemed to be an election to defer payment of benefits.

        12.03 Latest Time Distribution Must Commence. Unless the Participant elects a later date, the payment of benefits shall commence not later than sixty days following the last day of the Plan Year within which falls the date which is or would have been such Participant's Normal Retirement Date, or actual retirement date, whichever is later. Moreover, distribution of a Participant's Account shall in all events commence not later than April 1 of the calendar year following the year in which the Participant attains age 70-1/2, regardless of whether such Participant's employment has terminated in such year.

        12.04 Death of a Participant. If distributions to a Participant have not commenced at the time of the Participant's death, the vested portion of the Participant's Account shall be distributed not later than five (5) years after the death of the Participant, except to the extent the Participant's Account is distributed to the Participant's surviving spouse, if such distribution is made not later than the date on which the Participant would have attained age 70_.

        12.05 Method of Spousal Consent. Any consent by the Participant's spouse pursuant to this Plan must (i) be made in writing; (ii) either designate a Beneficiary (or a form of benefits) which may not be changed without such spouse's consent or expressly permit such designation by the Participant without such spouse's further consent; and (iii) acknowledge the effect of such election and be witnessed by a notary public or a Plan representative. Notwithstanding the foregoing, spousal consent shall not be required if it is established to the satisfaction of the Committee that spousal consent cannot be obtained because the Participant's spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

        12.06 Application for Benefits. All applications for benefits under the Plan shall be submitted to the Committee. Applications for benefits must be in writing on forms prescribed by the Committee and must be signed by the Participant and his spouse, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant. Each application shall be acted upon and approved or disapproved within sixty (60) days following its receipt by the Committee.

        12.07 Review and Appeal of Denial of Benefit Claims. In the event any application for benefits is denied, in whole or in part, the Company shall notify the applicant in writing of such denial and of his right to review by the Committee and shall set forth in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information which is necessary and an explanation of the Plan's review procedures.

        Any person, or his duly authorized representative, whose application for benefits is denied in whole or in part may appeal from such denial to the Committee for a review of the decision by submitting to the Committee within one
(1) year after receiving written notice from the Committee of the denial of his claim a written statement:

        (a) Requesting a review of his application for benefits by the Committee.

        (b) Setting forth all of the grounds upon which his request for review is based and any facts in support thereof; and

        (c) Setting forth any issues or comments which the applicant deems pertinent to his application.

        The Committee shall review all submitted applications for benefits, and shall act upon each application within sixty (60) days after receipt of the applicant's request for review.

        The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant in connection therewith and may require the applicant to submit such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any applications for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.

        In the event the Committee denies an application in whole or in part, the Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision was based.

        12.08 Direct Rollover Option.

               (1) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

               (2) Definitions.

                      (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee except that an Eligible Rollover Distribution does not include: Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                      (ii) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                      (iii) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                      (iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                  Article XIII
                              HARDSHIP WITHDRAWALS

        13.01 Withdrawal in the Event of Serious Financial Hardship. In the event a Participant suffers a Serious Financial Hardship, such Participant may withdraw from the Plan an amount not to exceed the amount needed to satisfy the financial need created by the Serious Financial Hardship, plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; provided that the amount of such withdrawal may not exceed the lesser of (i) the value of the Participant's Salary Deferral Account, or (ii) the amount of contributions made to the Participant's Salary Deferral Account. For purposes of the preceding sentence, Salary Deferral Contributions shall not include any Qualified Non-elective Contributions or Qualified Matching Contributions made by the Company on behalf of the Participant pursuant to Section 5.04. A Participant who believes he has suffered a Serious Financial Hardship shall make an application to the Committee for a hardship withdrawal pursuant to this Article. The minimum amount that may be subject to distribution pursuant to this Article is $500, and no Participant shall be permitted more than one hardship withdrawal in any Plan Year. In the event the Committee approves a request for a hardship withdrawal pursuant to this Section, the amount of such withdrawal shall be paid to the Participant in cash within thirty (30) days of approval by the Committee.

        13.02 Definition of Serious Financial Hardship. A Participant shall be treated as having suffered a Serious Financial Hardship only to the extent amounts are needed for one of the following:

               (1) Expenses for medical care described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Code Section 152) or necessary for any of those persons to obtain medical care described in Section 213(d); or

               (2) The need to prevent the eviction of the Participant from the Participant's principal residence or the foreclosure of the mortgage on the Participant's principal residence.

        13.03 Participant Receiving Hardship Withdrawal Must First Receive Other Distributions And Loans. No withdrawal pursuant to this Article shall be permitted unless the Participant has first obtained all distributions (other than hardship distributions) and loans available to the Participant under this Plan and any other qualified retirement plan maintained by the Company or any Affiliate.

        13.04 Suspension of Participation in the Event of Hardship Withdrawal. In the event a Participant receives a withdrawal pursuant to this Article, such Participant shall be suspended from making Salary Deferral Contributions pursuant to Section 5.01 until the date twelve months following the date of the withdrawal. In addition, the amount of Salary Deferral Contributions that may be made in the calendar year following the hardship withdrawal may not exceed the amount set forth in Section 402(g) of the Code, less the amount of Salary Deferral Contributions made by the Participant during the calendar year in which the hardship withdrawal occurred.

                                   Article XIV
                          DESIGNATION OF BENEFICIARIES

        14.01 Method of Designation. Every Participant may designate in a writing filed with the Committee a Beneficiary or Beneficiaries and successor Beneficiaries to receive any death benefits provided herein, in the manner specified by the Committee; and only Beneficiaries so designated (or, if the Participant fails to designate a Beneficiary, the Beneficiary deemed designated by the Participant pursuant to

Section 14.02) will be recognized by the Committee as entitled to benefits that may become payable hereunder. Such designation may be changed from time to time by a Participant by filing a new designation with the Committee in such form as it may prescribe. No person other than the spouse of a married Participant may be designated as the Beneficiary without the prior written consent of such spouse given in a manner described in Section 12.05.

        14.02 Failure to Designate a Beneficiary. If the Participant shall fail to designate a Beneficiary, the Committee shall be empowered to designate the Beneficiaries on his behalf from among the following, if living, in the order named: The spouse, children, parents, brothers and sisters, nephews and nieces, or estate of the Participant.

        14.03 Limitation on Rights of Beneficiary. Limitations on the rights of Participants shall apply to their Beneficiaries, and no Beneficiary shall have any greater right or interest hereunder than the Participant through whom the Beneficiary claims.

        14.04 Payment to Minors and Incompetents. If any person to whom a benefit becomes payable hereunder is a minor, or if the Committee determines that any person to whom such benefits are payable is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payment becoming due to such person to be made to another person for his benefit, in the form of a trust to be established for the exclusive benefit of such person, or to be paid to a custodian for a minor person under the Uniform Gifts to Minors Act, and neither the Committee nor the Trustee shall have any responsibility to see to the application of such payment. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Plan, the Committee, the Company and the Trustee.

        14.05 Disputes. In the event of a dispute as to whom distribution is to be made under this Article, payment may be made to a court of proper jurisdiction, with final distribution to be determined by such court.

                                   Article XV
                                AMENDMENT OF PLAN

        15.01 In General. The Company may amend this Plan at any time, and from time to time, provided that:

               (1) No amendment may be made which will vest in the Company, directly, or indirectly, any present or future interest, ownership, or control in the Trust Fund or any funds set aside for Participants in accordance with the Plan.

               (2) No part of the Trust Fund shall by reason of any amendments be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries or for expenses of the Plan which are not paid by the Company.

               (3) Any amendment may be made retroactively which is necessary to bring the Plan into conformity with governmental regulations in order to qualify contributions hereunder for tax deductions; provided, however, that no amendment shall operate retroactively to deprive any Participant of any benefit already accrued to him.

               (4) No amendment shall increase the duties of the Trustee hereunder without the Trustee's written consent.

        15.02 Power to Amend Plan. Subject to the limitations set forth above, the Company shall have the power to amend the Plan in any manner which it deems desirable, including without limitation, the right to change or modify the amount of Company contributions and to change any provisions relating to the distribution or payment, or both, of any of the assets of the Trust Fund.

        15.03 Method of Amending Plan. Any amendment authorized hereby may be made by an instrument in writing executed by a duly authorized officer of the Company. This Plan shall be deemed to have been amended in the manner set forth in any such instrument, and all Participants and Beneficiaries shall be bound thereby.

                                   Article XVI
                               TERMINATION OF PLAN

        16.01 In General. The Company has established this Plan with the intent and expectation that from year to year it will be able, and will deem it advisable, to make contributions as herein provided. However, circumstances not now foreseen or circumstances beyond the control of the Company may make it impossible or inadvisable to continue to make contributions as herein provided, or it may become advisable to terminate the Plan in its entirety.

        16.02 Directors May Terminate Plan. If the Directors, in their sole and absolute discretion, decide that it is impossible or inadvisable for the Company to continue to make contributions as herein provided, or that it is advisable to terminate the Plan in its entirety, the Directors shall have the power to discontinue permanently further Company contributions to the Plan, or to terminate the Plan in its entirety, by appropriate resolution. A certified copy of such resolution shall be delivered to the Committee and to the Trustee, and as soon as possible thereafter, the Committee shall send or deliver to each Participant or Beneficiary a notice of such discontinuance of contributions, or of termination of the Plan.

        16.03 Effect of Termination of Plan. Upon the complete discontinuance of Company contributions or the complete or partial termination of this Plan, the Company shall make no further contributions hereunder, and the rights of all affected Participants hereunder shall become fully vested and nonforfeitable. The duties of the Committee shall continue as before, and all other provisions of the Plan shall remain in force which are necessary, in the judgment of the Committee, other than the provisions for contributions by the Company. The Trust shall remain in existence, and all provisions of the Trust shall remain in force which are necessary in the judgment of the Trustee, other than the provisions relating to Company contributions.

        16.04 Effect of Termination on Plan Assets. All the assets of the Trust Fund allocable to the Participants on the date of discontinuation of contributions shall be held, administered, and distributed by the Trustee in the manner provided for herein. Under no circumstances shall any part of the corpus or income of the Trust Fund held by the Trustee under the Plan be used for, or diverted to, purposes other than the exclusive benefit of the Participants and their Beneficiaries.

        16.05 Full Vesting Upon Termination. If the Directors, in their sole and absolute discretion, decide to terminate the Plan in its entirety, the Plan shall be terminated as of the date specified by the Directors. On such termination, the rights of all Participants hereunder shall become fully vested and nonforfeitable and the Trustee shall, in accordance with the written instructions of the Committee, liquidate the Trust Fund, and after deducting all expenses and fees, including expenses and fees of liquidation and distribution, pay to each Participant and Beneficiary of a deceased Participant such sums as may be allocable to him under the provisions hereof, and which remain in his credit after giving effect to any decreases of the Trust Fund, or his share thereof, by reason of losses and authorized payments.

        16.06 Merger or Consolidation of Plan. In the event that this Plan merges or consolidates with, or transfers its assets or liabilities to, any other qualified plan under Code Section 401(a), no Participant herein shall, solely on account of such merger, consolidation or transfer, be entitled to a benefit on the date following such event which is less than the benefit to which he was entitled on the date preceding such event. For purposes of this Section, the benefit to which a Participant is entitled shall be calculated based upon the assumption that Plan termination and distribution of assets occurred on the day as of which the amount of the Participant's benefit is being determined.

                                  Article XVII
                              TOP HEAVY PROVISIONS

        17.01 Determination of Top Heavy Status. The Plan will be considered Top Heavy for any Plan Year if, as of the Anniversary Date of the preceding Plan Year, either (1) the value of the Participant Accounts of Participants who are Key Employees exceeds sixty percent (60%) of the value of the Participant Accounts of all Participants (the "60% Test") or (2) the Plan is part of a required aggregation group and the value of the Participant Accounts (plus, in the case of a defined benefit plan, the sum of the present values of the accrued benefits) of the Participants in all plans which are part of such required aggregation group who are Key Employees exceeds sixty percent (60%) of the value of the Participant Accounts (plus, in the case of a defined benefit plan, the sum of the present values of the accrued benefits) of all Participants in all plans which are part of the required aggregation group. Notwithstanding the above, the Plan shall not be considered Top Heavy for any Plan Year in which the Plan is apart of a required or permissive aggregation group, if the value of the Participant Accounts (plus, in the case of a defined benefit plan, the sum of the present values of the accrued benefits) of all Participants of all plans in the required or permissive aggregation group who are Key Employees does not exceed sixty percent (60%) of the value of the Participant Accounts (plus, in the case of a defined benefit plan, the sum of the present values of the accrued benefits) of all Participants of all plans which are part of the required or permissive aggregation group.

        17.02 Certain Definitions. For purposes of this Article XVII:

               (1) "permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans which, when considered together with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410;

               (2) "required aggregation group" shall mean (i) each qualified plan of the Company in which at least one Key Employee of the Company participated during the Plan Year including the Anniversary Date as of which the Top Heavy determination is being made or during any of the four preceding Plan Years (the "determination period"), plus (ii) any other qualified plan of the Company which, during the determination period, enabled a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410; and

               (3) the determination of whether the 60% Test is satisfied shall be made in accordance with the provisions of Section 416(g) of the Code.

                                  Article XVIII
                                  MISCELLANEOUS

        18.01 Effect of Plan Participation. Participation in this Plan shall not give to any Employee the right to be retained in the Company's employ for any particular period of time or under any specified conditions, or give rise to any right or interest in this Plan other than is herein specifically provided.

        18.02 Effect of Payment. Any payment to a Participant or his legal representative or his Beneficiary in accordance with the terms of the Plan and the Trust Agreement shall (to the extent thereof) be in full satisfaction of all claims such person may have against the Trustee, the Committee, the Directors and the Company hereunder, any of whom may require such Participant's legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee, the Directors or the Company, as the case may be.

        18.03 Headings. The headings and subheadings of this instrument are inserted for convenience of reference only and are not to be considered in the construction of this Plan.

        18.04 Counterparts. This Plan may be executed in several counterparts. In that event, each and any of them shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

        18.05 Governing Law. Except to the extent required by ERISA, the Plan shall be construed, administered and governed in all respects under and by the laws of the State of California.

        18.06 No Assignment or Alienation. Each and every person at any time entitled to payment or benefits hereunder is hereby restrained from selling, transferring, assigning, hypothecating, anticipating, or otherwise disposing of his interest or estate hereunder, and shall be without power to do so; nor shall such property, interest or estate be subject to his liabilities, obligations, judgments, bankruptcy proceedings, claims of creditors or other legal process. Provided, however, that nothing herein shall prohibit the transfer or disposition of a person's interest or estate hereunder in accordance with a "qualified domestic relations order" as defined in Section 414(p)(1) of the Code.

        18.07 Benefits Payable from Trust Fund. All benefits payable under the Plan shall be paid and provided for solely from the Trust Fund and the Company assumes no liability or responsibility therefor.

        TO RECORD THE ADOPTION OF THIS AGREEMENT, the Company has caused it to be executed by its duly authorized officers this 26 day of May, 1990.


                                 WILLIAMS-SONOMA, INC.



                                 By:  /s/ Kent C. Larson
                                    -------------------------------
                                 Its: President



                                 By:  /s/ W. Howard Lester
                                    -------------------------------
                                 Its:  Chief Executive Officer

                              AMENDMENT NUMBER ONE
                                     TO THE
                              WILLIAMS-SONOMA, INC.
                EMPLOYEE PROFIT SHARING AND STOCK INCENTIVE PLAN


        WHEREAS, WILLIAMS-SONOMA, INC., a California corporation (the "Company"), established the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan (the "Plan"),

        WHEREAS, Article XI of the Plan permits the Company to amend the Plan at any time;

        NOW, THEREFORE, the Plan is hereby amended as follows, effective as of February 1, 1989:

        1. This amendment shall be known as Amendment Number One.

        2. Section 1.47(l) shall be amended by the addition of the following immediately following the first sentence thereof:

                    For purposes of the preceding sentence, a Salaried Employee shall be credited with 45 Hours of Service for each calendar week during which he performs at least one Hour of Service.

        3. Section 4.01 shall be amended by changing subparagraphs (i) through
(iii) thereof to read as follows:

                    (i) With respect to each Participant whose Compensation for the twelve-month period ending January 31, 1990 does not exceed $20,000: 4.5% of the Participant's Compensation for the period from September 1, 1989 through January 31, 1990.

                    (ii) With respect to each Participant whose Compensation for the twelve-month period ending January 31, 1990 is greater than $20,000 but not greater than $30,000: 3.4% of the Participant's Compensation for the period from September 1, 1989 through January 31, 1990.

                    (iii) With respect to each Participant whose Compensation
                for the twelve-month period ending January 31, 1990 is greater than $30,000: 2.27% of the Participant's Compensation for the period from September 1, 1989 through January 31, 1990.

        4. The second sentence of Section 6.01 shall be amended to read as follows:

                    As of each Quarterly Valuation Date, the Company shall
                contribute to the Matching Contribution Account of each Participant an amount equal to a percentage, to be determined annually by the Directors prior to the first day of the Plan Year, of the Salary Deferral Contribution made by such Participant; provided that for purposes of this sentence, Salary Deferral Contributions shall be ignored to the extent that they exceed 3% of Plan Year Compensation for Participants with an annual rate of Compensation for the Plan Year of not more than $30,000 (a "$30,000-or-Under Participant"), and to the extent that they exceed 6% of Plan Year Compensation for Participants with an annual rate of Compensation for the Plan Year of more than $30,000 (an "Over-$30,000 Participant"); provided, however, that the Directors may, in their sole discretion, determine for any Plan Year that Salary Deferral Contributions made by any Highly Compensated Employees shall be ignored to the extent they exceed 3% of Plan Year Compensation.

        IN WITNESS WHEREOF, the Company has executed this Amendment Number One this 27 day of April, 1990.

                                 WILLIAMS-SONOMA, INC.



                                 By:  /s/ Kent C. Larson
                                    -------------------------------
                                 Its: President



                                 By:  /s/ Howard Lester
                                    -------------------------------
                                 Its:  Chief Executive Officer

                              AMENDMENT NUMBER TWO
                                     TO THE
                              WILLIAMS-SONOMA, INC.
                EMPLOYEE PROFIT SHARING AND STOCK INCENTIVE PLAN


        WHEREAS, WILLIAMS-SONOMA, INC., a California corporation (the "Company"), established the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan (the "Plan"),

        WHEREAS, Article XV of the Plan permits the Company to amend the Plan at any time;

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. This amendment shall be known as Amendment Number Two.

        2. Effective as of February 1, 1990, Section 1.17 is hereby amended to read as follows:

                "Eligible Employee" means every Employee of a Participating Company, other than an Employee who is a Participant in or covered by any other qualified retirement benefit plan to which the Company makes contributions pursuant to a good faith collective bargaining agreement between the Company and a bargaining unit representing such covered Employee; provided that officers of the Company shall not be eligible to make Salary Deferral Contributions prior to August 1, 1990."

        3. Effective as of May 1, 1990, Section 1.48 is hereby amended by the addition of the following:

                "(3) For purposes of applying this Section to individuals who were employed by California Closets, a California corporation, on April 30, 1990, service with California Closets on or after May 1, 1989 shall be treated as service with the Company."

        IN WITNESS WHEREOF, the Company has executed this Amendment Number One this 12 day of December, 1990.

                                 WILLIAMS-SONOMA, INC.



                                 By:  /s/ Kent C. Larson
                                    -------------------------------
                                 Its:   President



                                 By:  /s/ James R. Riley
                                    -------------------------------
                                 Its:   Chief Financial Officer

                             AMENDMENT NUMBER THREE
                                     TO THE
                              WILLIAMS-SONOMA, INC.

                EMPLOYEE PROFIT SHARING AND STOCK INCENTIVE PLAN




        WHEREAS, WILLIAMS-SONOMA, INC., a California corporation (the "Company"), established the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan (the "Plan"); and

        WHEREAS, Article XV of the Plan permits the Company to amend the Plan at any time;

        NOW, THEREFORE, the Plan is hereby amended as follows, effective as of February 1, 1992:

        1.      This Amendment shall be known as Amendment Number Three.

        2. Section 1.07 is hereby amended in its entirety to read as follows:

                "Cash Account" means the portion of a Participant Account in the Trust Fund that (i) is not invested in the Company Stock Fund, or (ii) is invested in the Company Stock Fund but has not yet been used to purchase Stock.

        3. The first sentence of Section 4.02 is hereby amended to read as follows:

                Any contributions made pursuant to this Plan shall be made in cash or in Stock, in the discretion of the Company (but subject to the provisions of Section 9.05).

        4. The second sentence of Section 6.01 shall be amended to read as follows:

                As of each Quarterly Valuation Date, the Company shall contribute to the Matching Contribution Account of each Participant an amount equal to a percentage, to be determined annually by the Directors prior to the first day of the Plan Year, of the Salary Deferral Contributions made by such Participant; provided that for purposes of this sentence, (i) effective as of February 1, 1992, Salary Deferral Contributions shall be ignored to the extent they are not allocated to the Company Stock Account pursuant to Section 9.01; and (ii) Salary Deferral Contributions shall be ignored to the extent that they exceed 3% of Plan Year Compensation for Participants with an annual rate of Compensation for the Plan Year of not more than $30,000 (a "$30,000-or-Under Participant"), and to the extent that they exceed 6% of Plan Year Compensation for Participants with an annual rate of Compensation for the Plan Year of more than $30,000 (an "Over-$30,000-Participant"); provided, however, that the Directors may, in their sole discretion, determine for any Plan Year that Salary Deferral Contributions made by any Highly Compensated Employees shall be ignored to the extent they exceed 3% of Plan Year Compensation.

        5. Article IX is hereby amended by the addition of the following new sections:

                    9.04 Investment Funds. The Trustee shall maintain in the
                Trust Fund the following Investment Funds for the purpose of allowing Participants to choose between basic investment strategies:

                         (1) A "Money Market Fund" which is designed to generate
                a high level of current income consistent with the preservation of capital and a high degree of liquidity;

                         (2) A "Balanced Fund" containing both fixed income and
                equity securities, which seeks to achieve both capital growth and income; and

                         (3) A "Company Stock Fund" which will invest
                exclusively in the common stock of the Company.

                Amounts allocated by a Participant to the Money Market Fund and the Balanced Fund shall be treated under the Plan as allocated to the Participant's Cash Account. Amounts allocated by a Participant to the Company Stock Fund shall be treated under the Plan as allocated to the Participant's Stock Account.

                    9.05 Participant Direction of Investments. Each Participant
                shall direct the Committee as to the allocation of the portion of his Account attributable to Salary Deferral Contributions made on or after February 1, 1992 ("Post-91 Salary Deferrals") among the Investment Funds. Each Participant may elect to have all of his Account attributable to Post-91 Salary Deferrals invested in a single Investment Fund or in any combination of Investment Funds in ten percent (10%) increments. The Committee shall promptly transmit such investment directions to the Trustee in a form acceptable to the Trustee. Each Participant who is a Participant as of February 1, 1992 shall make an initial election as to the allocation of his Post-91 Salary Deferrals among Investment Funds on or before January 24, 1992, and each Participant who enters the Plan after February 1, 1992 shall make an initial election as to the allocation of his Account among Investment Funds at the time he enrolls in the Plan. A Participant may change his election as of any February 1 or August 1 by giving the Committee at least fifteen (15) days' advance written notice in accordance with procedures established by the Committee. A Participant's election to change his allocation among Investment Funds must specify whether such change shall apply only to Salary Deferral Contributions made after the effective date of such change ("Future Contributions") or to all Post-91 Salary Deferrals; provided that a Participant may not elect to change his allocation among the Investment Funds in a manner that reduces the percentage of his Post-91 Salary Deferrals allocated to the Company Stock Account unless such reduction in the allocation to the Company Stock Account applies only to Future Contributions. If the Committee has not received a valid investment election for any Participant, his Account shall be invested entirely in the Company Stock Fund.

        6. Section 10.02 is hereby amended in its entirety to read as follows:

                    Method of Adjusting Participants' Cash Accounts. Following
                the valuation described in Section 7.01, the value of each Participant's Cash Account shall be adjusted by debiting or crediting each Cash Account with that portion of the net increase or net decrease in value of the Cash Accounts in the Trust Fund which the value of such Cash Account bears to the total value of all the Cash Accounts immediately before giving effect to said adjustment; provided, however, that (i) for purposes of this Section 10.02, Cash Accounts shall not be deemed to include any amounts allocated to an Investment Fund (other than the Company Stock Fund) pursuant to Section 9.05; and (ii) in accordance with procedures to be adopted in the discretion of the Committee, the manner in which such net increase or decrease in the value of the Cash Accounts is allocated may also include reasonable adjustments that are designed to effect the time-weighting of earnings, in order to take account of differences in the rate at which Participants' Cash Accounts change during the valuation period, resulting from such occurrences as distributions from a Participant's Cash Account pursuant to Sections 11.07 or 13.01 or suspension of contributions pursuant to Section 5.01.

        7. The last paragraph of Section 10.03 is hereby amended to read as follows:

                    If Stock is acquired with cash contributed by a
                Participating Company or received as dividends, such Stock shall be allocated, as of the next succeeding Quarterly Valuation Date, in whole and fractional shares to Participants' Stock Accounts in proportion to the Participants' Cash Accounts (determined without regard to the portion of a Participant's Cash Account that is allocated pursuant to Section 9.05 to an Investment Fund other than the Company Stock Fund); provided that such Stock shall be deemed allocated to the Participants' Stock Accounts immediately upon purchase for purposes of determining the allocation of any cash dividends paid on such Stock pursuant to the first paragraph of this Section.

        8. Article X is hereby amended by the addition of the following new section:

                    10.05 Revaluation of Investment Funds. For the purpose of
                reflecting the effect of any valuation of the Investment Funds, the accounts of all Participants and former Participants attributable to Post-91 Salary Deferrals ("Participant Post-91 401(k) Account") (except those who have become Participants as of the date of said valuation) in each Investment Fund in the Trust Fund shall be adjusted to reflect the effect of increases or decreases of the fair market value of the Investment Fund, including dividends, interest, or other income or profit received, losses, expenses, if any, and of all other transactions involving the Investment Fund as of each Quarterly Valuation Date. Such adjustment shall be made by debiting or crediting each Account with that portion of the net increase or net decrease in value of the Investment Fund which the value of each Participant's Post-91 401(k) Account in such Investment Fund (as adjusted pursuant to this Section) bears to the total value of all the Participants' Post-91 401(k) Accounts in such Investment Fund (as adjusted pursuant to this Section) immediately before giving effect to said adjustment. For purposes of the calculat`ion described in the preceding sentence, the Committee shall develop an equitable method designed to adjust the value of each Participant's Post-91 401(k) Account in an Investment Fund to reflect any Salary Deferral Contributions made to the Participant's Post-91 401(k) Account in such Investment Fund and any distributions made from the Participant's 401(k) Account in such Investment Fund since the immediately preceding Quarterly Valuation Date.

        9. The first sentence of Section 13.01 is hereby amended to read as follows:

                In the event a Participant suffers a Serious Financial Hardship, such Participant may withdraw from the Plan an amount not to exceed the amount needed to satisfy the financial need created by the Serious Financial Hardship, plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; provided that the amount of such withdrawal may not exceed the lesser of
                (i) the value of the Participant's Salary Deferral Account, or
                (ii) the amount of contributions made to the Participant's Salary Deferral Account.

        10. Section 13.02 is hereby amended in its entirety to read as follows:

                    13.02 Definition of Serious Financial Hardship. A
                Participant shall be treated as having suffered a Serious Financial Hardship only to the extent amounts are needed for one of the following:

                         (1) Expenses for medical care described in Section
                213(d) of the Code incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Code Section 152) or necessary for any of those persons to obtain medical care described in Section 213(d); or

                         (2) The need to prevent the eviction of the Participant
                from the Participant's principal residence or the foreclosure of the mortgage on the Participant's principal residence.

        IN WITNESS WHEREOF, the Company has executed this Amendment Number Three this 10 day of March, 1992.

                              WILLIAMS-SONOMA, INC.




                              By:  /s/ Claudia Abrams
                                 -------------------------------
                              Its:  Vice-President, Human Resources

                              AMENDMENT NUMBER FOUR
                                     TO THE
                              WILLIAMS-SONOMA, INC.
                EMPLOYEE PROFIT SHARING AND STOCK INCENTIVE PLAN


        WHEREAS, WILLIAMS-SONOMA, INC., a California corporation (the "Company"), established the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan (the "Plan"); and

        WHEREAS, Article XV of the Plan permits the Company to amend the Plan at any time;

        NOW, THEREFORE, the Plan is hereby amended as follows, effective as of February 1, 1989 (except as otherwise specifically indicated).

        1.      This Amendment shall be known as Amendment Number Four.

        2.      Section 1.03 is hereby amended by the addition of the following:

                Provided, however, that the Average Deferral Percentage Test shall not be satisfied based on the test set forth in clause
                (ii) of the preceding sentence if the Average Contribution Percentage Test is satisfied pursuant to the test set forth in clause (ii) of Section 1.04. The determination whether to apply clause (ii) of the Average Deferral Percentage Test or clause
                (ii) of the Average Contribution Percentage Test shall be made for each Plan Year by the Committee.

        3.      Section 1.04 is hereby amended by the addition of the following:

                Provided, however, that the Average Contribution Percentage Test shall not be satisfied based on the test set forth in clause
                (ii) of the preceding sentence if the Average Deferral Percentage Test is satisfied pursuant to the test set forth in clause (ii) of Section 1.03. The determination whether to apply clause (ii) of the Average Deferral Percentage Test or clause
                (ii) of the Average Contribution Percentage Test shall be made for each Plan Year by the Committee.

        4. Section 1.12 is hereby amended in its entirety to read as follows:

                    1.12 "Compensation" means the amount of regular, recurring compensation of an Employee, including monthly salary and hourly wages, plus overtime pay and commissions, but not including any other items of compensation, such as (i) bonuses paid at the discretion of the Company or (ii) the value of stock options granted to or exercised by an Employee during the Plan Year, and in no event including car allowances or expense reimbursements; provided that (i) for purposes of Section 7.02 and for purposes of determining which Participants are Key Employees (as defined in Section 1.23), "Compensation" means the amount of wages, within the meaning of Section 3401(a) of the Code, paid to an Employee, but determined without regard to any rules that limit the amounts included in wages based on the nature or location of employment or the nature of the services performed; (ii) for all purposes of the Plan other than Section 8.01, Compensation shall be determined prior to reduction for any Salary Deferral Contributions made on behalf of a Participant and for any amounts allocated to a cafeteria plan maintained pursuant to Code Section 125, and (iii) for all purposes of the Plan, Compensation shall not exceed $200,000, as adjusted in accordance with the provisions of Section 415(d) of the Code. The $200,000 limitation shall apply to all Compensation paid to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 by the end of the Plan Year, and shall be aggregated among such individuals in accordance with the rules set forth in Code Section 401(a)(17) and the Regulations thereunder.

        5. Section 1.21 is hereby amended in its entirety to read as follows:

               1.21 "Highly Compensated Employee" shall mean an Employee who performs service during a Determination Year and is described in one or more of the following groups:

                      a. An Employee who is a 5% owner of the Company, as defined in Code Section 416(i)(1)(iii), at any time during the Determination Year or the Look-Back Year.

                      b. An Employee who receives Compensation in excess of $75,000 (indexed in accordance with Code Section 415(d)) during the Look-Back Year.

                      c. An employee who receives Compensation in excess of $50,000 (indexed in accordance with Section 415(d)) during the Look-Back Year and is a member of the Top-Paid Group for the Look-Back Year.

                      d. An employee who is an officer (within the meaning of Code Section 416(i)) during the Look-Back Year and who receives Compensation during the Look-Back Year in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) for the calendar year within which the Look-Back Year begins, or, if no officer of the company receives Compensation in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A), the highest paid officer.

                      e. An Employee who is one of the one hundred (100) Employees who receives the highest Compensation from the Company during the Determination Year, and who would be described in paragraph (2), (3) or (4) above if those paragraphs were modified to substitute the Determination Year for the Look-Back Year.

               For purposes of this Section, the following rules shall apply:

               (1) The Determination Year is the Plan Year with respect to which the determination of which Employees are Highly Compensated Employees is being made.

               (2) The Look-Back Year is the twelve month period immediately preceding the Determination Year.

               (3) The Top-Paid Group consists of the top 20% of Employees, ranked on the basis of Compensation received during the year. For purposes of determining the number of Employees in the Top-Paid Group; Employees described in Code Section 414(q)(8) and Q & A 9(b) of Treas. Regs. Section 1.414(q)-1T shall not be taken into account.

               (4) The number of officers shall not exceed 50 (or, if lesser, the greater of three Employees or 10% of the number of Employees, with such 10% calculation not taking into account any Employees who are excluded in determining the Top-Paid Group).

               (5) Compensation shall have the meaning set forth in Code Section 415(c)(3), and shall include any elective or salary reduction contributions made to a cafeteria plan, to a cash or deferred arrangement (including the Plan), or to a tax-sheltered annuity.

               (6) The Company and any Affiliate shall be treated as a single employer for purposes of making the determinations required pursuant to this Section.

               (7) Highly compensated Employees shall also include any former Employee who separated from service of the Company prior to the Determination Year, and who was a Highly Compensated Employee for either (1) the Plan Year during which the Employee separated from service, or (2) any

Determination Year ending on or after the Employee's 55th birthday. An individual who separated from service of the Company prior to January 1, 1987, will be considered a Highly Compensated Employee only if such individual was a 5% owner of the Company or received Compensation in excess of $50,000 during (1) the Plan Year in which the Employee separated from service (or the year preceding such Plan Year), or (2) any Plan Year ending on or after such Employee's 55th birthday (or the last Plan Year ending before such Employee's 55th birthday).

        6. Section 1.48 is hereby amended by revising subparagraph (1) thereof to read as follows:

               (1) For purposes of the participation requirement of Article III, "Year of Service" means the twelve (12) consecutive month period commencing on the date an Employee first performs an Hour of Service and during which he is credited with not less than one Thousand (1,000) Hours of Service. For purposes of the preceding sentence, a Salaried Employee shall be credited with 45 Hours of Service for each calendar week during which he performs at least one Hour of Service. Subsequent twelve (12) consecutive month periods will be the Plan Year beginning with the Plan Year that begins after the Employee's date of hire.

        7.      Article I is hereby amended by the addition of the following:

                1.49 "Highly Compensated Family Aggregation Employee" means a Highly Compensated Employee who is either (i) a 5% owner of the Company, or (ii) one of the ten most highly compensated Employees of the Company.

                1.50 "Highly Compensated Family Group" shall mean a Highly Compensated Family Aggregation Employee, the spouse of the Highly Compensated Family Aggregation Employee, and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of the Highly Compensated Family Aggregation Employee.

        8. Section 4.04 is hereby amended in its entirety to read as follows:

                If any contribution by the Company is made by reason of a mistake of fact, the Company may direct the return of such contribution to it within one year after the payment of the contribution. Each contribution by a Participating Company is conditioned upon the initial qualification of the Plan under Code Section 401(a) and the deductibility of such contribution under Code Section 404. In the event the deduction for any contribution is disallowed by the Internal Revenue Service, the Company may direct the return to it of any contribution (to the extent disallowed) within one year after the final determination of disallowance. In the event of a final determination that the Plan is not initially qualified under Section 401(a) of the Code, any contribution made conditioned on such initial qualification of the Plan may be returned to the Company, but not later than one year after the date of such final determination, and only if an application for qualification of the Plan was filed with the Internal Revenue Service within the time limits prescribed by law for filing the Company's tax return for the taxable year in which the Plan was adopted (or such later date as may be prescribed by law).

        9. Article IV is hereby amended by the addition of the following new section:

                4.05. Qualified Non-elective Contributions. In the event the Company, within its discretion, determines that it is necessary in order to satisfy the Average Deferral Percentage Test or the Average Contribution Percentage Test, the Company may contribute to the Plan, pursuant to the provisions of section 5.04(2) or 6.03(2), as the case may be, amounts ("Qualified Non-elective Contributions") to be allocated to the accounts of Participants who are not Highly Compensated Employees, to the extent set forth in Section 5.04(2) or 6.03(2), as the case may be. Any Qualified Non-elective Contributions shall be contributed subject to the terms of Section 5.04 or 6.03, as the case may be.

        10. Section 5.04 is hereby amended in its entirety to read as follows:

                Plan Must Satisfy Average Deferral Percentage Test. The Company may at any time reduce or suspend the amount of Salary Deferral Contributions that may be made by a Participant, if the Committee determines, in its sole discretion, that such reduction or suspension is necessary to meet any requirement of Code Section 401(k). In addition, in the event that, in any Plan Year, the amount of Salary Deferral Contributions made to the Plan on behalf of Participants who are Highly Compensated Employees exceeds the amounts permitted under the Average Deferral Percentage Test, the Committee shall, in its sole discretion, take one or more of the following actions:

               a. Distribute to each Participant who is a Highly Compensated Employee, not later than twelve (12) months following the end of the Plan Year in which such Salary Deferral Contributions were made, Salary Deferral Contributions (together with earnings thereon, determined in the manner set forth in Treas. Regs. 1.401(k)-1(f)(4)(ii)), to the extent necessary to allow the Plan to satisfy the Average Deferral Percentage Test;

               b. Contribute to the Plan, pursuant to Section 4.05, to be allocated among the accounts of Participants who are not Highly Compensated Employees, such additional amounts ("Qualified Non-elective Contributions") as may be required to enable the Plan to satisfy the Average Deferral Percentage Test; or

               c. Recharacterize Matching Contributions made to the Plan pursuant to Article VI hereof as Salary Reduction Contributions ("Qualified Matching Contributions"), in such amounts as may be required to enable the Plan to satisfy the Average Deferral Percentage Test.

                Any amounts treated as Salary Deferral Contributions pursuant to subparagraphs (2) and (3) above shall be treated for all purposes of the Plan in the same manner as if they had been contributed as Salary Deferral Contributions by the Participant to whose account such contributions are allocated, irrespective of whether such amounts are actually taken into account as Salary Deferral Contributions for purposes of the Average Deferral Percentage Test.

                The amount distributed to a Highly Compensated Employee pursuant to subparagraph (1) above ("Excess Contributions") will be determined by first reducing the Salary Deferral Contributions of the Highly Compensated Employee with the highest Deferral Percentage to the extent necessary to cause the Deferral Percentage of such Highly Compensated Employee to equal the Deferral Percentage of the Highly Compensated Employee with the next highest Deferral Percentage (or, if it would result in a lesser reduction, the amount necessary to satisfy the Actual Deferral Percentage Test), and then repeating this process to the extent required until the Average Deferral Percentage Test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee equals the total of Salary Deferral Contributions and other contributions taken into account with regard to such Highly Compensated Employee for purposes of the Average Deferral Percentage Test, less the product of the Employee's Deferral Percentage (calculated after taking into account the reductions described above), multiplied by the Employee's Compensation. In the case of a Highly Compensated Employee who is a member of a Highly Compensated Family Group, the amount of Excess Contributions shall be determined by reducing the Deferral Percentage of the entire Highly Compensated Family Group in accordance with the foregoing procedures, and then allocating such Excess Contributions among all members of the Highly Compensated Family Group in proportion to the Salary Deferral Contributions made by each member of the Highly Compensated Family Group.

                Any Excess Contributions to be distributed pursuant to this Section shall be reduced by any Excess Deferrals previously distributed for the taxable year ending in the same Plan Year.

                The Company may contribute Qualified Non-Elective Contributions pursuant to subparagraph (2) or recharacterize Matching Contributions as Salary Deferral Contributions pursuant to subparagraph (3) only to the extent such Qualified Non-Elective Contributions or recharacterized Matching Contributions satisfy the conditions set forth in Treas. Regs. 1.401(k)-1(b)(5).

        11. Section 6.03 is hereby amended in its entirety to read as follows:

               Plan Must Satisfy Average Contribution Percentage Test. The Company may at any time reduce or suspend the amount of Matching Contributions that may be made on behalf of a Highly Compensated Employee, if the Committee determines, in its sole discretion, that such reduction or suspension is necessary to meet the Average Contribution Percentage Test. In addition, in the event that, in any Plan Year, the amount of Matching Contributions made to the Plan on behalf of Participants who are Highly Compensated Employees exceeds the amounts permitted under the Average Contribution Percentage Test, the Committee shall, in its sole discretion, take one of the following actions:

               (a) Distribute to each Participant who is a Highly Compensated Employee, not later than twelve (12) months following the end of the Plan Year in which such Matching Contributions were made, or, to the extent such amounts are forfeitable, forfeit an amount of Matching Contributions (together with earnings thereon, determined in the manner set forth in Treas. Regs. 1.401(m)-1(e)(3)(iii)), determined on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee, to the extent necessary to allow the Plan to satisfy the Average Contribution Percentage Test;

               (b) Contribute to the Plan, to be allocated among the accounts of Participants who are not Highly Compensated Employees, such additional amounts ("Qualified Non-elective Contributions") as may be required to enable the Plan to satisfy the Average Contribution Percentage Test; or

               (c) Recharacterize Salary Deferral Contributions made to the Plan pursuant to Article V hereof as Matching Contributions in such amounts as may be required to enable the Plan to satisfy the Average Contribution Percentage Test, but only to the extent that doing so does not cause the Plan to fail to satisfy the Average Deferral Percentage Test.

               The amount distributed to a Highly Compensated Employee pursuant to subparagraph (1) above ("Excess Aggregate Contributions") will be determined by first reducing the Matching Contributions of the Highly Compensated Employee with the highest Contribution Percentage to the extent necessary to cause the Contribution Percentage of such Highly Compensated Employee to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage (or, if it would result in a lesser reduction, the amount necessary to satisfy the Average Contribution Percentage Test), and then repeating this process to the extent required until the Average Contribution Percentage Test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee equals the total of Matching Contributions and other contributions taken into account with regard to such Highly Compensated Employee for purposes of the Average Contribution Percentage Test, less the product of the Employee's Contribution Percentage (calculated after taking into account the reductions described above), multiplied by the Employee's Compensation. In the case of a Highly Compensated Employee who is a member of a Highly Compensated Family Group, the amount of Excess Aggregate Contributions shall be determined by reducing the Contribution Percentage of the entire Highly Compensated Family Group in accordance with the foregoing procedures, and then allocating such Excess Aggregate Contributions among all members of the Highly Compensated Family Group in proportion to the Matching Contributions and other contributions taken into account for purposes of the Average Contribution Percentage Test made by each member of the Highly Compensated Family Group.

               Any amounts treated as Matching Contributions pursuant to subparagraph (2) above shall be treated for all purposes of the Plan as if they had been contributed as Salary Deferral Contributions by the Participant to whose account such contributions are allocated (including without limitation the vesting and distribution restrictions of the Plan applicable to Salary Deferral Contributions), irrespective of whether such amounts are actually taken into account as Matching Contributions for purposes of the Average Contribution Percentage Test.

        The Company may contribute Qualified Non-Elective Contributions pursuant to subparagraph (2) or recharacterize Salary Deferral Contributions as Matching Contributions pursuant to subparagraph (3) only to the extent such Qualified
        Non-Elective Contributions or recharacterized Salary Deferral Contributions satisfy the conditions set forth in Treas. Regs. 1.401(m)-1(b)(5).

        12. Section 7.02 is hereby amended in its entirety to read as follows:

               7.02 Minimum Allocation if Plan is Top Heavy. Notwithstanding
               Section 7.01, for any Plan Year in which the Plan is Top Heavy, the amount (excluding Salary Deferral Contributions) allocated to the Participant Account of each Participant who (1) is a member of the Allocation Group and (2) is a Non-Key Employee, shall be not less than three percent (3%) of such Participant's Plan Year Compensation, unless the Allocation Fund for such Plan Year is less than three percent (3%) of the Plan Year Compensation of all members of the Allocation Group, in which event the amount allocated to the Participant Account of each Participant who is not a Key Employee, when expressed as a percentage of Plan Year Compensation, shall be not less than the highest amount, when expressed as a percentage of Plan Year Compensation, allocated to the Participant Account of a Key Employee for such Plan Year. For purposes of the preceding sentence, Salary Deferral Contributions made to the Participant Accounts of Key Employees shall be included as allocations to the Participant Accounts of Key Employees.

        13. The first sentence of Section 8.01 is hereby amended to read as follows:

               Notwithstanding any provisions of this Plan, the maximum annual addition to a Participant's account shall in no event exceed the lesser of (1) $30,000 (or such larger amount, equal to 1/4 of the amount set forth in Code Section 415(b)(1)(A), as adjusted for increases in the cost of living in accordance with regulations issued by the Secretary of the Treasury under the authority granted by Section 415(d) of the Code), or (2) twenty-five percent (25%) of the Participant's annual compensation.

        14. Effective as of February 1, 1991, Section 11.08 is hereby amended in its entirety to read as follows:

               When a Participant has five consecutive one-year Breaks in Service, or, if earlier, when a Participant receives a distribution of the full amount of his vested account balance pursuant to Section ____, that portion of the Participant's Matching Contribution Account and Profit Sharing Contribution Account which is not vested shall be allocated as a forfeiture in the manner provided in Sections 6.01 and 7.01, respectively; provided, however, that if such Participant resumes employment with the Company prior to incurring five (5) consecutive one-year Breaks in Service, there shall be allocated to the Participant's Matching Contribution Account and Profit Sharing Contribution Account, as of the Anniversary Date for the Plan Year during which the Participant resumes employment, from the Company Profit Sharing Contribution for such Plan Year, an amount equal to the amount of such Participant's Accounts previously reallocated as a forfeiture. A Participant who terminates employment with the Company at a time when the Participant's Salary Deferral Account is zero and the vested percentage of the Participant's Matching Contribution Account and Profit Sharing Contribution Account is zero shall be treated as having received a complete distribution of his Participant Account.

        IN WITNESS WHEREOF, the Company has executed this Amendment Number Four this 9 day of June, 1993.

                              WILLIAMS-SONOMA, INC.



                              By:  /s/ Claudia Abrams
                                   -----------------------------




                             Its:  Vice President, Human Resources

                             AMENDMENT NUMBER FIVE
                                     TO THE
                             WILLIAMS-SONOMA, INC.
                EMPLOYEE PROFIT SHARING AND STOCK INCENTIVE PLAN


        WHEREAS, WILLIAMS-SONOMA, INC., a California corporation (the "Company"), established the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan (the "Plan"); and

        WHEREAS, Article XV of the Plan permits the Company to amend the Plan at any time;

        NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 1994 (except as otherwise specifically indicated).

        1. This Amendment shall be known as Amendment Number Five.

        2. Section 1.02 is hereby amended in its entirety to read as follows:

                      1.02 "Anniversary Date" means the last day of December,
               1993, and the last day of December in each subsequent year.

        3. Section 1.12 is hereby amended by the addition of the following:

               For the eleven-month period ended December 31, 1993, Clause (iii) of the preceding sentence shall be applied by substituting $183,333 in place of $200,000, and for all years after December 31, 1993, said Clause shall be applied by substituting $150,000 in place of $200,000.

        4. Section 1.20 is hereby amended in its entirety to read as follows:

                      1.20 "Entry Date" means January 1 and July 1.

        5. Section 1.35 is hereby amended in its entirety to read as follows:

                      1.35 "Plan Year" mean the eleven-month period ending
               December 31, 1993, and each calendar year thereafter.

        6. Section 1.36 is hereby amended by deleting the reference therein to "August 1" and by substituting in lieu thereof "July 1".

        7. Section 1.48 is hereby amended by adding thereto the following:

                      [P]rovided, however, that any Employee who completes not
               less than nine hundred sixteen (916) Hours of Service during the eleven (11) consecutive month period ending December 31, 1993, shall be deemed to have completed a Year of Service; and provided further, that any Employee who attains twenty years and eleven months of age by December 31, 1993 shall be deemed to have attained twenty-one years of age as of that date

        8. Section 2.02 is hereby amended by deleting the first sentence therefrom and by substituting in lieu thereof the following:

               The Committee shall consist of three (3) members.

        9. Section 3.02 is hereby amended by adding thereto the following:

               Further, any Employee who shall have terminated his service with the Company before becoming a Participant hereunder, but after having completed one thousand (1,000) Hours of Service within an Eligibility Computation Period (as hereinafter defined), and who shall be rehired prior to the date on which he shall have incurred the greater of (i) five (5) consecutive One-Year Breaks in Service or (ii) the number of One-Year Breaks in Service equal to the number of Eligibility Computation Periods during which the Employee shall have completed any service with the Company prior to such series of Breaks in Service shall be credited with his pre-Break service for purposes of this Article III.

        10. Section 5.01 is hereby amended by deleting the third sentence therefrom and by substituting in lieu thereof the following:

               A Participant shall make his initial salary deferral percentage upon enrolling in the Plan and, subject to the foregoing, may change his deferral election as of any January 1 or July 1 by providing to the Committee at least ten (10) days' advance written notice.

        11. Section 6.01 is hereby amended in its entirety as follows:

                      6.01 Amount of Matching Contributions. The Company shall
               make Matching Contributions to the Trust. As of each Quarterly Valuation Date, the Company shall contribute to the Matching Contribution Account of each Participant an amount equal to fifty percent (50%) of the Salary Deferral Contribution made by such Participant to the extent that such Salary Deferral Contribution does not exceed 6% of such Participant's compensation; provided, however, that the matching percentage level may be altered for any year by a resolution of the Board of Directors adopted prior to the first date of such year, and provided, further, that Salary Deferral Contributions shall not be taken into account to the extent that they are not allocated to the Company Stock Account pursuant to Section 9.01.

        12. Section 7.01 is restated in its entirety to read as follows:

                      7.01 Method of Allocation. For each Plan Year, Company
               Profit Sharing Contributions shall be allocated to the Profit Sharing Contribution Accounts of those Participants who, as of the Anniversary Date for the Plan Year then ending, qualify as members of the Allocation Group defined in Section 7.03. Company Profit Sharing Contributions shall be allocated to the Profit Sharing Contribution Accounts so that each Participant receives the amount contributed on his behalf pursuant to Section 4.01. Forfeitures derived from Company contributions shall be used to reduce the Company's Matching Contribution, for the Plan Year in which such forfeitures shall have occurred; and to the extent that such forfeitures shall exceed the amount of Matching Contribution not otherwise provided for, such forfeitures shall be used to reduce the Matching Contribution for the subsequent Plan Year.

        13. Section 8.01 is hereby amended by adding thereto the following:

               For the period ending December 31, 1993, the provisions of this
               Article VIII shall be applied by adjusting the sum of $30,000, referred to in the first sentence of this Section 8.01, to a sum equal to eleven-twelfths (11/12) thereof or $27,500.

        14. Article XII of said Plan is hereby amended by adding thereto the following Section 12.08:

                      12.08  Direct Rollover Option

                      (a) This Section applies to distributions made on or after
               January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a

               Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

                      (b)    Definitions.

                             (i) Eligible Rollover Distribution: An Eligible
               Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee except that an Eligible Rollover Distribution does not include: Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                             (ii) Eligible Retirement Plan: An Eligible
               Retirement Plan is an individual retirement account described in
               Section 408(a) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                             (iii) Distributee: A Distributee includes an
               Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                             (iv) Direct Rollover: A Direct Rollover is a
               payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

        IN WITNESS WHEREOF, the Company has executed this Amendment Number Five this 23 day of December, 1993.


                              WILLIAMS-SONOMA, INC.




                              By:  /s/ Claudia Abrams
                                   ---------------------------
                              Its:  Vice President, Human
                              Resources

                              AMENDMENT NUMBER SIX
                                     TO THE
                             WILLIAMS-SONOMA, INC.
                EMPLOYEE PROFIT SHARING AND STOCK INCENTIVE PLAN



        WHEREAS, WILLIAMS-SONOMA, INC., a California corporation (the "Company"), established the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan (the "Plan"); and

        WHEREAS, Article XV of the Plan permits the Company to amend the Plan at any time;

        NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 15, 1995:

        1. This Amendment shall be known as Amendment Number Six.

        2. Section 9.05 of said Plan is hereby amended by deleting the words and figures "ten percent (10%)" from the second sentence of said Section and by substituting in lieu of said words and figures the words "whole percentage."

        3. Section 9.05 of said Plan is hereby further amended by deleting the fifth sentence therefrom and by substituting in lieu thereof the following:

                      "A Participant may change his or her election once in each calendar quarter in conformity with procedures established by the Committee and uniformly applicable to all Participants, or more frequently if such procedures so provide."

        4. Section 5.01 of said Plan is hereby amended by deleting the third sentence therefrom and by substituting in lieu thereof the following:

                      "A Participant shall determine his or her initial salary
               deferral percentage upon enrolling in the Plan and, subject to the foregoing, may change his or her deferral election as of the first day of any calendar quarter by giving the Commit-tee such advance notice as it may require under procedures established by it and uniformly applicable to all Participants."

        5. Section 5.01 of said Plan is hereby further amended by deleting the fourth sentence therefrom and by substituting in lieu thereof the following:

                      "A Participant may elect to suspend making Salary Deferral
               Contributions at any time by providing to the Committee upon such advance notice as the Committee may require under procedures uniformly applicable to all Participants."

        IN WITNESS WHEREOF, the Company has executed this Amendment Number Six this 6th day of May, 1996.

                              WILLIAMS-SONOMA, INC.


                              By:  /s/ Mark W. Yaukey
                                   ---------------------------------
                              Its:  Director, Compensation and
                              Benefits

                             AMENDMENT NUMBER SEVEN
                                     TO THE
                             WILLIAMS-SONOMA, INC.
                EMPLOYEE PROFIT SHARING AND STOCK INCENTIVE PLAN



        Williams-Sonoma, Inc., a California corporation (the "Company"), hereby adopts this Amendment Number Seven to the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan, with reference to the following facts:

        1. The Company maintains the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan (the "Plan").

        2. Article XV of the Plan permits the Company to amend the Plan at any time.

        3. The Company desires to amend the Plan as set forth in this Amendment Number Seven.

        NOW, THEREFORE, the Plan is hereby amended as follows:

               (i) Effective May 1, 1997, the name of the Plan shall be the "Williams-Sonoma, Inc. Associate Stock Incentive Plan."

               (ii) Effective as of May 1, 1997, Section 1.20 is hereby amended in its entirety to provide as follows:

                      1.20. "Entry Date" means the day after the day on which an
               Eligible Employee satisfies the requirements for participation under Section 3.01.

               (iii) Effective as of January 1, 1994, Section 1.38 is hereby amended in its entirety to provide as follows:

                      1.38. "Quarterly Valuation Date" means March 31, June 30, September 30, and December 31.

               (iv) Effective as of May 1, 1997, the second sentence of paragraph 1 of Section 1.48 (dealing with the weekly crediting of Hours of Service to Salaried Employees, as heretofore added by Amendment Number One and Amendment Number Four to the Plan) is hereby deleted.

               (v) Effective as of May 1, 1997, Section 3.01 is hereby amended in its entirety to provide as follows:

                      3.01. Eligibility to Participate. Every Eligible Employee
               whom the Company designates to the Committee as a "Non-Limited Employee" shall become a Participant on the Entry Date following the later of (a) the thirtieth (30th) day after such Eligible Employee's date of hire, or (b) such Eligible Employee's twenty-first (21st) birthday. Each Eligible Employee whom the Company designates to the Committee as a "Limited Employee" shall become a Participant on the Entry Date following the later of (i) the thirtieth (30th) day after the date on which such Eligible Employee completes one thousand (1,000) Hours of Service within an "Eligibility Computation Period" (as defined below), or (ii) such Eligible Employee's twenty-first (21st) birthday. For purposes of this Plan, the term "Eligibility Computation Period" means the period of twelve (12) consecutive months beginning on the Eligible Employee's Employment Commencement Date, the Plan Year including the first anniversary of such Employment Commencement Date, and each succeeding Plan Year.

               (vi) Effective for the first payroll period beginning on or after May 5, 1997 for Williams-Sonoma Store Associates, and for the first payroll period beginning on or after May 12, 1997 for all other Associates (including, but not limited to, Memphis Distribution Center Associates and Non-Exempt Associates), Section 6.01 is hereby amended in its entirety to provide as follows:

                      6.01. Amount of Matching Contributions. The Company shall
               make Matching Contributions to the Trust. As of each Quarterly Valuation Date, the Company shall contribute to the Matching Contribution Account of each Participant an amount equal to one hundred percent (100%) of the Salary Deferral Contributions made by such Participant to the extent that such Salary Deferral Contributions do not exceed six percent (6%) of such Participant's Compensation; provided, however, that the percentage level of the Matching Contributions may be altered for any Plan Year by a resolution of the Board of Directors adopted before the first day of such Plan Year, and provided, further, that Salary Deferral Contributions shall not be matched to the extent that they are not allocated to the Company Stock Account pursuant to Section 9.01.

               (vii) In all other respects, the terms and provisions of the Plan are hereby ratified and declared to be in full force and effect.

        IN WITNESS WHEREOF, the Company has executed this Amendment Number Seven as of this 1st day of May, 1997.



                                            WILLIAMS-SONOMA, INC.



                                            By: /s/ Andy Rich
                                                ------------------------------

                             AMENDMENT NUMBER EIGHT
                                     TO THE
                             WILLIAMS-SONOMA, INC.
                         ASSOCIATE STOCK INCENTIVE PLAN




        Williams-Sonoma, Inc., a California corporation (the "Company"), hereby adopts this Amendment Number Eight to the Williams-Sonoma, Inc. Associate Stock Incentive Plan, with reference to the following facts:
        A. The Company maintains the Williams-Sonoma, Inc. Associate Stock Incentive Plan, formerly referred to as the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan (the "Plan").

        B. Article XV of the Plan permits the Company to amend the Plan at any time.

        C. The Company desires to amend the Plan as set forth in this Amendment Number Eight.

        NOW THEREFORE, the Plan is hereby amended as follows:

        1. Effective August 18, 1997, the vesting schedule in Section 11.06 of the Plan is hereby amended to provide as follows:

           Years of Service            Vested Percentage
  --------------------------------------------------------
  Less than 1 year                              0%
  --------------------------------------------------------
  1 Year                                       20%
  --------------------------------------------------------
  2 Years                                      40%
  --------------------------------------------------------
  3 Years                                      60%
  --------------------------------------------------------
  4 Years                                      80%
  --------------------------------------------------------
  5 or more years                             100%
  --------------------------------------------------------

        2. Effective as of the date of the execution of this Amendment Number Eight, Section 13.02 of the Plan is hereby amended in its entirety to provide as follows:

               "13.02 Definition of Serious Financial Hardship. A participant shall be treated as having suffered a Serious Financial Hardship only to the extent amounts are needed for one of the following:

                      (1) Expenses for medical care described in Section 213(d)
               of the Code incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Section 152 of the Code), or necessary for any of such persons to obtain medical care described in Section 213(d) of the Code;

                      (2) Prevention of the eviction of the Participant from
               Participant's principal residence or the foreclosure of the mortgage on the Participant's principal residence;

                      (3) Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Section 152 of the Code); or

                      (4) Costs related directly to the purchase of a principal
               residence for the Participant (excluding mortgage payments).

        3. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to be in full force and effect.

        IN WITNESS WHEREOF, the Company has executed this Amendment Number Eight this 16th day of September, 1997 to be effective as of the dates set forth above.

                              WILLIAMS-SONOMA, INC.




                              By: /s/ Andy Rich
                                  ---------------------

                             AMENDMENT NUMBER NINE
                                     TO THE
                             WILLIAMS-SONOMA , INC.
                         ASSOCIATE STOCK INCENTIVE PLAN


        Williams-Sonoma, Inc., a California corporation (the "Company") hereby adopts this Amendment Number Nine to the Williams-Sonoma, Inc. Associate Stock Incentive Plan, with reference to the following facts:

        A. The Company maintains the Williams-Sonoma, Inc. Associate Stock Incentive Plan, formerly referred to the Williams-Sonoma, Inc. Employee Profit Sharing And Stock Incentive Plan (the "Plan").

        B. Article XV of the Plan permits the Company to amend the Plan at any time.

        C. The Company desires to amend the Plan as set forth in this Amendment Number Nine.

        NOW, THEREFORE, the Plan is hereby amended, effective as of October 1, 1998, as follows:

        1. Section 1.31 of the Plan is hereby amended in its entirety to provide as follows:

               "1.31. 'Participating Company' means the Company and any Affiliate, unless such Affiliate, with the written consent of the Directors, declines to permits its Employees to participate in the Plan."

        2. The following sentence is added to the end of Section 18.06 of the
Plan:

               "Pursuant to Section 414(p)(10) of the Code, benefits may be paid to a 'alternate payee' under a 'qualified domestic relations order' before the Participant has terminated his employment, reached the age of 59_ years, or reached his 'earliest retirement age' within the meaning of Section 414(p)(4)(B) of the Code."

        3. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to remain in full force and effect.

        IN WITNESS WHEREOF, the Company has executed this Amendment Number Nine this 30th day of September, 1998, to be effective as of October 1, 1998.


                                    WILLIAMS-SONOMA, INC.



                                    By:   /s/ Dennis Chatland
                                          ---------------------------

                              AMENDMENT NUMBER TEN
                                     TO THE
                             WILLIAMS-SONOMA , INC.
                         ASSOCIATE STOCK INCENTIVE PLAN


        Williams-Sonoma, Inc., a California corporation (the "Company") hereby adopts this Amendment Number Ten to the Williams-Sonoma, Inc. Associate Stock Incentive Plan, with reference to the following facts:

        A. The Company maintains the Williams-Sonoma, Inc. Associate Stock Incentive Plan, formerly referred to the Williams-Sonoma, Inc. Employee Profit Sharing And Stock Incentive Plan (the "Plan").

        B. Article XV of the Plan permits the Company to amend the Plan at any time.

        C. The Company desires to amend the Plan as set forth in this Amendment Number Ten.

         NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1999, as follows:

        1. The first sentence of Section 5.01 of the Plan is hereby amended in its entirety to provide as follows:

               "Commencing as of September 1, 1989, a Participant may elect to make Salary Deferral Contributions of an amount not less than one percent (1%) and not greater than fifteen percent (15%) of his Plan Year Compensation (provided that, for all Plan Years beginning on or after February 1, 1990, such amount must be a whole percentage of Compensation), provided that a Participant's Salary Deferral Contributions made in any calendar year may not exceed $7,000, as adjusted for cost of living increases pursuant to Code Section 402(g)(5)."

        2. The last sentence of Section 12.03 of the Plan is hereby stricken.

        3. Section 12.04 of the Plan is hereby amended in its entirety to provide as follows:

               "12.04 Required Distributions

               Notwithstanding any other provision of this Plan, distributions shall be made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Regulation Section 1.401(a)(9)-2. Accordingly, the following provisions, which are intended to comply with such requirements, shall apply notwithstanding any other provision of this Plan:

               12.04.1 For purposes of this Section 12.04:

                       (a) In the case of a Participant who is not a Five Percent Owner (as defined below) for the Plan Year ending with or within the calendar year in which such Participant attained the age of seventy and one-half (70 1/2) years, the term "Beginning Date" shall mean the first day of April of the calendar year following the later of (a) the calendar year in which the Participant attains the age of seventy and one-half (70 1/2) years, or (b) the calendar year in which the Participant retires. In the case of a Participant who is a Five Percent Owner (as defined below) for the Plan Year ending with or within the calendar year in which such Participant attained the age of seventy and one-half (70 1/2) years, the term "Beginning Date" shall mean the first day of April of the calendar year following the calendar year in which the Participant attains the age of seventy and one-half (70 1/2) years.

                       (b) The term "Distribution Calendar Year" shall mean a calendar year for which a minimum distribution is required pursuant to this Section 12.04. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin pursuant to this Section 12.04.

                       (c) Life expectancy and joint and last survivor expectancy shall be computed by the use of the expected return multiples of Tables V and VI of Regulation Section 1.72-9. Unless otherwise elected by the Participant (or by the Participant's surviving spouse in the case of distributions described in Section 12.04.4) by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the Participant (or surviving spouse) and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated.

                       (d) The term "Applicable Life Expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or the Designated Beneficiary) as of the Participant's (or the Designated Beneficiary's) birthday in the "Applicable Calendar Year" reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The "Applicable Calendar Year" shall be the first Distribution Calendar Year, and if life expectancy is being recalculated, each succeeding calendar year. If annuity payments commence in accordance with the provisions of this
        Section 12.04 before the Beginning Date, the "Applicable Calendar Year" shall be the year such payments commence. If a distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the "Applicable Calendar Year" is the year of purchase.

                       (e) The term "Participant's Benefit" means the balance in the Participant's interest in the Trust Fund as of the last Valuation Date in the calendar year (the "Valuation Calendar Year") immediately preceding the Distribution Calendar Year increased by the amount of any contributions or forfeitures allocated to the Participant during the Valuation Calendar Year after such Valuation Date and decreased by distributions made in the such Valuation Calendar Year after such Valuation Date; provided, however, that if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                       (f) The term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the employer, or stock possessing more than five percent (5%) of the total combined voting power of all stock in the employer, or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in such employer.

               12.04.2 Each Participant's entire interest in the Trust Fund shall be distributed, as of the first Distribution Calendar Year, to such Participant either (a) in full, not later than such Participant's Beginning Date, or (b) in installments, beginning not later than such Participant's Beginning Date, and extending over one of the following periods: (1) the life of such Participant, (2) the lives of such Participant and his Designated Beneficiary, (3) a period not extending beyond the life expectancy of such Participant or (4) a period not extending beyond the life expectancy of the Participant and his Designated Beneficiary. Once distributions have begun to a Five Percent Owner under this Section 12.04, they must continue to be distributed, even if a Participant ceases to be a Five Percent Owner in a subsequent year.

               12.04.3 If a Participant dies after distribution of his interest in the Trust Fund has begun but before his entire interest in the Trust Fund has been distributed pursuant to Section 12.04.2, the portion of his interest in the Trust Fund which remains undistributed at his death shall be distributed at least as rapidly as it would have been distributed under the method of distribution which was in use pursuant to Section 12.04.2 on the date of his death.

               12.04.4 If a Participant dies before distribution of his interest in the Trust Fund begins pursuant to Section 12.04.2, distribution of such Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with paragraph (a) or paragraph (b) as follows:

                       (a) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of such Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died, or

                       (b) If the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required by begin in accordance with paragraph (a) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have attained the age of seventy and one-half (70_) years. If such surviving spouse dies before such distributions begin, the provisions of this Section 12.04.4 shall be applied as if such surviving spouse were the Participant.

               If the Participant has not made an election pursuant to this
               Section 12.04.4 by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which the distributions would be required to begin under this
               Section 12.04.4, or (ii) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest in the Trust Fund must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

               12.04.5 If a Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Beginning Date:

                       (a) If the Participant's Benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (ii) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

                       (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                       (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of
        (i) the Applicable Life Expectancy or (ii) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Regulation Section 1.401(a)(9)-2 Q&A-4. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy set forth in paragraph (a) above as the relevant divisor without regard to Regulation Section 1.401(a)(9)-2.

                       (d) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Beginning Date occurs, must be made on or before December 31 of such Distribution Calendar Year.

                       (e) If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code.

               12.04.06 For purposes of this Section 12.04, any amount paid to a child of a Participant shall be treated as if such amount had been paid to such Participant's surviving spouse if such amount will become payable to such surviving spouse when such child reaches maturity. For purposes of this Section 12.04, the life expectancy of a Participant and of his surviving spouse may not be redetermined more frequently than annually (other than in the case of a life annuity).

               12.04.07 For purposes of this Section 12.04, "Designated Beneficiary" means any individual designated as a Beneficiary by a Participant.

               12.04.08 Notwithstanding the foregoing provisions of this Section 7, any designation properly made by a Participant before January 1, 1984 under
Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 shall remain in effect."

        4. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to remain in full force and effect.

        IN WITNESS WHEREOF, the Company has executed this Amendment Number Ten this 31st day of December, 1998, to be effective as of January 1, 1998.


                              WILLIAMS-SONOMA, INC.




                               By:  /s/ Jerry Dratler
                                    ---------------------------